EXHIBIT 10.21

Form of Indenture among Hollinger International Publishing Inc.,
Hollinger International Inc. and Wachovia Securities, Inc. dated as of December 23, 2002

HOLLINGER INTERNATIONAL PUBLISHING INC.

9% Senior Notes due 2010

Unconditionally Guaranteed by

HOLLINGER INTERNATIONAL INC.

INDENTURE

Dated as of December 23, 2002

WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION,

Trustee

i

SCHEDULE 1 — Permitted Indebtedness
EXHIBIT A — Form of Note
EXHIBIT B — Form of Transfer Certificate for Transfer to QIB
EXHIBIT C — Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S
EXHIBIT D — Form of Rule 144 Certification

v

CROSS-REFERENCE TABLE

TIA SECTION		INDENTURE SECTION

310	(a) (1)	6.09
	(a) (2)	6.09
	(a) (5)	6.11	; 6.12
	(b)	6.08	; 6.10
311	(a)	6.13
	(b)	6.13
312	(a)	7.01
	(c)	7.02
313	(a)	7.03
	(c)	7.03
314	(a) (1)	7.04	(a)
	(a) (2)	7.04	(b)
	(a) (3)	7.04	(c)
	(a) (4)	10.18
	(c) (1)	1.03
	(c) (2)	1.03
	(e)	1.03
315	(a)	6.01	(b)
	(b)	6.02
	(c)	6.01	(a)
	(d)	6.01	(c)
	(e)	5.14
316	(a)(last sentence)	1.01	(“Outstanding”)
	(a) (1) (A)	5.12
	(a) (1) (B)	5.13
	(b)	5.08
	(c)	9.07
317	(a) (1)	5.03
	(a) (2)	5.04
	(b)	10.03
318	(a)	1.08

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

     INDENTURE, dated as of December 23, 2002, among HOLLINGER INTERNATIONAL PUBLISHING INC., a Delaware corporation (as more fully defined below, “Publishing”), HOLLINGER INTERNATIONAL INC., a Delaware corporation (as more fully defined below, “Hollinger International”), and WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS OF PUBLISHING

     Publishing has duly authorized the execution and delivery of this Indenture to provide for the issuance of its unsecured senior notes, to be issued pursuant to Articles II and III hereof or a supplemental indenture (each a “Note” and collectively the “Notes”).

     Hollinger International has duly authorized the issuance of a guarantee (the “Guarantee”) of the Notes, of substantially the tenor as hereinafter set forth, and to provide therefor, Hollinger International has duly authorized the execution and delivery of this Indenture in its capacity as Guarantor hereunder;

     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act; and

     All acts and things necessary have been done to make (i) the Notes, when executed by Publishing and authenticated and delivered hereunder and duly issued by Publishing, the valid obligations of Publishing and (ii) this Indenture a valid agreement of Publishing and Hollinger International in accordance with the terms of this Indenture.

     NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

Definitions and Other Provisions of General Application

     SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

     The following terms shall have the meanings set forth in this Section:

     “Acceleration Right” means a right, which at the time is immediately exercisable (without further notice or lapse of time), by the holders or a trustee to cause the acceleration of the maturity of Indebtedness of Publishing or a Restricted Subsidiary having an aggregate principal amount outstanding of at least $7,500,000.

     “Acquired Indebtedness” means Indebtedness of a Person (including an Unrestricted Subsidiary) (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness will be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

     “Additional Note Board Resolutions” means resolutions duly adopted by the Board of Directors of Publishing and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Notes.

     “Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by Publishing, each Guarantor and the Trustee pursuant to Article IX providing for the issuance of Additional Notes.

     “Additional Notes” means additional Notes of up to an amount equal to the difference between (i) $450 million and (i) the aggregate principal amount of Notes originally issued as of the Issue Date and any Notes originally issued after the Issue Date pursuant to Section 3.12, such difference to exclude the aggregate principal amount of any replacement Notes and any Exchange Notes as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture.

     “Affiliate” means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such Person’s equity ownership or Voting Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agent” means Wachovia Bank, N.A., the administrative agent under the Senior Credit Facility, and its successors and assigns in such capacity.

     “Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction but not the grant of a pledge or security interest) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of Publishing or any of its Restricted Subsidiaries; or (iii) any other properties or assets (other than cash) of Publishing or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term “Asset Sale” shall not include (A) any transfer of properties and assets, in a single transaction or series of related transactions, that is governed by the provisions of Article VIII, (B) any transfer of properties and assets from any Restricted Subsidiary to Publishing in accordance with the terms of this Indenture, (C) any transfer of properties and assets, in a single transaction or series of related transactions, having a market value of less than $5,000,000 (it being understood that if the market value of the properties or assets being transferred exceeds $5,000,000, the entire value and not just the portion in excess of $5,000,000, shall be deemed to have been the subject of an Asset Sale), (D) any transfer of properties and assets which are obsolete (in the case of equipment) to Publishing’s and its Restricted Subsidiaries’ businesses, (E) any transfer of properties and assets to any Restricted Subsidiary, and (F) any transfer of properties and assets from any Restricted Subsidiary to any other Restricted Subsidiary.

     “Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar United States federal or state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     “Board of Directors” means the board of directors of Publishing or any duly authorized committee of such board.

     “Board Resolution” means a copy of a resolution certified by an officer of Publishing to have been duly adopted by such Board of Directors of Publishing or a duly authorized committee of such board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, or the city in which the principal corporate trust office of the Trustee is located (initially Wilmington, Delaware), are authorized or obligated by law or executive order to close.

     “Business Opportunities Agreement” means the Business Opportunities Agreement dated as of February 7, 1996, between Hollinger Inc. and Hollinger International and any amendment, modification, or supplement thereto or restatement thereof and any similar agreements entered into after the date of the original issuance of the Notes in accordance with the terms of this Indenture.

     “Capital Lease Obligation” of any Person means any obligation of such Person and its subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

     “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock and options, warrants or other rights to acquire such Person’s capital stock.

     “Cash Equivalents” means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of Publishing organized under the laws of any state of the United States or the District of Columbia and rated A-1 (or higher) according to S&P or P-1 (or higher) according to Moody’s or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000; and (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

     “Certificated Note” means any Note issued in registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 3.05 and Exhibit A.

     “Change of Control” means the occurrence of any of the following:

(a) there is a report filed on Schedule 13D, 14D-1 or 14D-1F (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for purposes of this definition, as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing), other than any person consisting solely of Lord Black (or his heirs, executors or legal representatives) and his Affiliates, has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of Voting Stock representing 50% or more of the total voting power attached to all Voting Stock of Hollinger Inc., Hollinger International or Publishing then outstanding; provided, however, that a person shall not be deemed to be the beneficial owner of, or to own beneficially, (i) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (ii) any securities if such beneficial ownership (A) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to applicable law, and (B) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

(b) there is a report filed or required to be filed with any securities commission or securities regulatory authority in Canada, disclosing that any offeror (as the term “offeror” is defined in Section 89(1) of Securities Act (Ontario) for the purpose of Section 101 of such Securities Act or any successor provision of the foregoing) other than any person consisting solely of Lord Black (or his heirs, executors or legal representatives) and his Affiliates, has acquired beneficial ownership (within the meaning of the Securities Act (Ontario)) of, or the power to exercise control or direction over, or securities convertible into, any voting or equity shares of Hollinger Inc. that together with such offeror’s securities (as the term “offeror’s securities” is defined in Section 89(1) of the Securities Act (Ontario) or any successor provision thereto in relation to the voting or equity shares of Hollinger Inc.), would constitute Voting Stock of Hollinger Inc. representing 50% or more of the total voting power attached to all Voting Stock of Hollinger Inc. then outstanding;

(c) Hollinger International shall cease to own, directly or indirectly, 50% or more of the Voting Stock of Publishing (other than upon a merger or consolidation of Hollinger International with or into Publishing that is otherwise permitted in accordance with the terms of this Indenture);

(d) there is consummated a consolidation (involving a business combination) or merger of Publishing or Hollinger International, as the case may be, (i) in which Publishing or Hollinger International, as the case may be, is not the continuing or surviving corporation or (ii) pursuant to which any Voting Stock of Publishing or Hollinger International, as the case may be, would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) a consolidation or merger of Publishing or Hollinger International, as the case may be, in which the holders of the Voting Stock of Publishing or Hollinger International, as the case may be, immediately prior to the consolidation or merger have, directly or indirectly, 50% or more of the Voting Stock of the continuing or surviving corporation immediately after such transaction;

(e) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of Hollinger International or Publishing (together with any new directors whose election by such Board of Directors, or whose nomination for election by the stockholders of Hollinger International or Publishing, as the case may be, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; or

(f) Lord Black (or his heirs, executors and legal representatives) and his Affiliates cease to beneficially own and control the voting of, directly or indirectly, Voting Stock of Publishing or Hollinger International representing a greater percentage of the total voting power attached to the Voting Stock of Publishing or Hollinger International than the percentage beneficially owned and controlled, directly or indirectly, by any other single shareholder of Publishing or Hollinger International together with its Affiliates (a “Designated Transaction”) and there shall occur a Rating Decline.

     “Collateral” means any property, assets, proceeds or other items that may be pledged as security for the Notes, whether pursuant to Section 10.11 or otherwise.

     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     “Consolidated Assets” means, with respect to Publishing, the total assets shown on the balance sheet of Publishing and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, as of Publishing’s latest full fiscal quarter.

     “Consolidated Cash Flow Ratio” means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of Publishing and the Restricted Subsidiaries on a Consolidated basis outstanding as at such date to (ii) the Operating Cash Flow of Publishing and the Restricted Subsidiaries (determined on a Consolidated basis) for the most recently completed period of four consecutive fiscal quarters of Publishing; provided that for the purpose of determining the Consolidated Cash Flow Ratio, the Indebtedness and Operating Cash Flow of Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries shall be determined in accordance with the actual percentage of Publishing’s common equity interest in such Restricted Subsidiary on the date of determination of the Consolidated Cash Flow Ratio (thus, for example, in the case of a Restricted Subsidiary in which Publishing owns a 51% common equity interest, 51% each of such Restricted Subsidiary’s Indebtedness and Operating Cash Flow would be included in the calculation of Publishing’s aggregate Indebtedness and Operating Cash Flow, respectively).

     “Consolidated Interest Expense” means, with respect to any period, the sum of (i) the interest expense of Publishing and the Restricted Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by Publishing and the Restricted Subsidiaries during such period, and all capitalized interest of Publishing and the Restricted Subsidiaries, in each case as determined on a Consolidated basis in accordance with GAAP.

     “Consolidated Net Income (Loss)” of Publishing and the Restricted Subsidiaries means, for any period, the Consolidated net income (or loss (and treating a loss as a negative number)) of Publishing and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by (a) excluding, without duplication, to the extent included in calculating such Consolidated Net Income (or Loss), (i) all extraordinary gains and losses, (ii) the portion of Consolidated net income (or loss) of Publishing and its Restricted Subsidiaries allocable to Investments in unconsolidated Persons (other than Unrestricted Subsidiaries) to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries, (iii) the portion of Consolidated net income (or loss) of Publishing and its Restricted Subsidiaries allocable to Publishing’s Unrestricted Subsidiaries (or to payments received therefrom), (iv) the net income (or loss) of any Person acquired during the specified period attributable to any period prior to the date of such acquisition, (v) any gain or loss, realized upon the termination of any employee pension benefit plan, (vi) aggregate gains and losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including without limitation sales of shares of Unrestricted Subsidiaries or unconsolidated Persons and noncash writeoffs of assets (provided, that there are no continuing cash expenses related to such writeoffs)) other than in the ordinary course of business, (vii) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders, (viii) any gain from the collection of proceeds of life insurance policies, (ix) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of Publishing or one of its Restricted Subsidiaries, (x) aggregate gains or losses relating to foreign currency transactions or translations and (xi) redundancy costs relating to the elimination of jobs. In calculating the Operating Cash Flow of Publishing and its Restricted Subsidiaries, the Consolidated Net Income of Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries will be included only to the extent of Publishing’s common equity interest in such Restricted Subsidiaries, as provided in the definition of Operating Cash Flow.

     “Consolidated Net Worth” means the common and preferred stockholders’ equity of Publishing and its Restricted Subsidiaries (exclusive of any redeemable capital stock), as determined on a Consolidated basis and in accordance with GAAP.

     “Consolidated Tangible Assets” means the total assets appearing on a Consolidated balance sheet of Publishing and its Restricted Subsidiaries less, without duplication, each of the following: (i) all applicable depreciation, amortization and other valuation reserves, (ii) all other intangible assets and deferred charges, (iii) deferred income tax assets (to the extent recorded as an asset) and (iv) all investments in unconsolidated subsidiaries (including all Unrestricted Subsidiaries).

     “Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP; provided, however, that the accounts of any Unrestricted Subsidiary shall not be consolidated with Publishing but instead the interest of Publishing or any Restricted

Subsidiary therein will be accounted for as an investment on an equity basis. The term “Consolidated” shall have a correlative meaning.

     “Corporate Trust Office” means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 920 King Street, Suite 102, Wilmington, DE 19801.

     “CST Real Estate” means the real estate, including land, building and fixtures, located at 401 North Wabash Avenue, Chicago, Illinois, where Publishing currently maintains its headquarters, and all improvements thereon.

     “CST Real Estate Transaction” means the sale or other disposition (other than to an Affiliate), including contribution to a new joint venture entity, of all or any portion of the interest of Publishing or a Restricted Subsidiary in the CST Real Estate.

     “Cumulative Credit” means (x) the Operating Cash Flow of Publishing and the Restricted Subsidiaries (determined on a Consolidated basis) from and after October 1, 2002 to the end of the fiscal quarter immediately preceding the date of the proposed Restricted Payment, or, if such Operating Cash Flow for such period is negative, minus the amount by which such Operating Cash Flow is negative, less (y) 150% of Publishing’s cumulative Consolidated Interest Expense for such period.

     “Currency Agreements” means one or more of the following agreements which shall be entered into with one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

     “Designated Transaction” shall have the meaning assigned to such term in paragraph (f) of the “Change of Control” definition.

     “Distribution Compliance Period” means, in respect of any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.

     “Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time of determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

     “DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by Publishing that is a clearing agency registered under the Exchange Act.

     “Event of Default” has the meaning specified in Article V.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exchange Notes” means debt securities of Publishing, guaranteed by Hollinger International, substantially identical in all material respects to the Notes (except that the additional interest provisions and the transfer restrictions pertaining to the Notes will be modified or eliminated, as appropriate), to be issued pursuant to this Indenture.

     “Exchange Offer Registration Statement” shall have the meaning assigned to such term in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

     “FDTH” means First DT Holdings Limited, a corporation under the laws of England and its successors and assigns.

     “Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Indenture.

     “Global Note” means any Note issued in registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 3.05 and Exhibit A.

     “Guarantee” means the guarantee by Hollinger International and, if the context requires, by any Restricted Subsidiary of the Indenture Obligations.

     “Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness (or to indemnify another Person for the costs thereof), (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss, provided, that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     “Guarantor” means any guarantor of the Notes in accordance with the terms of this Indenture, including Hollinger International.

     “Holder” means a Person in whose name a Note is registered in the Note Register.

     “Hollinger International” means Hollinger International Inc., a corporation incorporated under the laws of Delaware and a Guarantor of the Indenture Obligations, until a successor Person shall have become such pursuant to Article VIII of this Indenture and thereafter “Hollinger International” shall mean such successor Person.

     “Incur” means create, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise incur.

     “Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (or other obligations to former owners of acquired businesses), excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements and Currency Agreements of such Person related to the settlement or termination of those agreements as of the date of determination, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock and (without duplication) all Preferred Stock of Restricted Subsidiaries other than Preferred Stock held by Restricted Subsidiaries or Publishing, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Indebtedness of the types referred to in clauses (i) through (viii) above. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock or Preferred Stock as if such Redeemable Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock or Preferred Stock, such fair market value to be determined in good faith by the Board of Directors of such Person.

     “Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the Notes established as contemplated by Section 2.01.

     “Indenture Obligations” means the obligations of Publishing under this Indenture or under the Notes to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture and the Notes, and the performance of all other obligations to the Trustee, the Paying Agent and the holders under this Indenture and the Notes, according to the terms thereof.

     “Independent Committee” means a committee of the board of directors of Publishing whose membership meets the requirements of the New York Stock Exchange applicable to audit committees as in effect on the date of original issuance of the Notes or a committee of the board of directors of Publishing whose membership satisfies any more restrictive requirements of independence of any securities exchange or market on which Publishing’s or Hollinger International’s equity securities are traded or listed.

     “Independent Director” means a member of the board of directors of a Person that is not an officer, employee or former officer or employee of such Person or one of its Affiliates and, with respect to any transaction or series of related transactions, a member of the board of directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions (including for such purpose the interest of any other Person with respect to whom such director is also a director, officer or employee).

     “Interest Payment Date” means the Stated Maturity of a regular installment of interest on the Notes or the Special Payment Date with respect to Defaulted Interest.

     “Interest Rate Agreements” means one or more of the following agreements which shall be entered into from time to time with one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements.

     “Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     “Issue Date” means the first date of issuance of Notes under this Indenture.

     “Issue Date Notes” means the $300,000,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes, Private Exchange Notes and Exchange Notes, issued therefor in accordance with this Indenture.

     “Issue Date Registration Rights Agreement” means the Registration Rights Agreement dated December 16, 2002 by and among Publishing, Hollinger International and Wachovia Securities, Inc., as initial purchaser.

     “Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     “Lord Black” means Lord Black of Crossharbour, PC(C), OC, KCSG.

     “Marketable Security” means any common stock, debt security or other security of a Person which is (or will, upon distribution thereof, be) listed on the NYSE, the American Stock Exchange or any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or approved for quotation in the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices in the United States or for which there is a recognized market maker or trading market.

     “Material Restricted Subsidiary” means each Restricted Subsidiary of Publishing which (i) for the most recent fiscal year of Publishing accounted for more than 5% of the Consolidated revenues of Publishing and its Restricted Subsidiaries or (ii) at the end of such fiscal year was the owner (beneficial or otherwise) of more than 5% of the Consolidated Assets of Publishing and its Restricted Subsidiaries, all as shown on Publishing’s Consolidated financial statements for such fiscal year.

     “Maturity” when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Purchase Date or the Redemption Date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

     “Media Business” means the business of the broadcast of radio or television broadcasting, cable and satellite programs (including national, regional or local radio, television, cable and satellite programs).

     “Net Cash Proceeds” means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Cash Equivalents including payments of principal and interest in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Publishing or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire indebtedness where payment of such indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than Publishing or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by Publishing or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Publishing or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined and reflected in an Officers’ Certificate delivered to the Trustee and

(b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to in Section 10.09, the proceeds of such issuance or sale in the form of Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Publishing or any Restricted Subsidiary), net of attorneys’ fees, accountants’ fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     “Newspaper Business” means the business of publishing, printing and/or distributing (including distributing by electronic means) newspapers, magazines and other paid or free publications having national, regional, local or targeted markets, including publications having limited or no news or editorial content such as shoppers or other “total market coverage” publications and similar publications.

     “Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

     “Notes” means any of Publishing’s 9% Senior Notes due 2010 issued and authenticated pursuant to this Indenture.

     “9 1/4% Notes due 2006” means the 9 1/4% Senior Subordinated Notes due 2006 of Publishing governed by the indenture dated as of February 1, 1996 among Publishing, Hollinger International, as guarantor, and Fleet National Bank, as trustee.

     “9 1/4% Notes due 2007” means the 9 1/4% Senior Subordinated Notes due 2007 of Publishing governed by the indenture dated as of March 18, 1997 among Publishing, Hollinger International, as guarantor, and Fleet National Bank, as trustee.

     “Officer” when used with respect to Publishing means the Chairman of the Board, Vice Chairman, President or a Vice President (regardless of Vice Presidential designation), Treasurer, Secretary or an Assistant Secretary of Publishing.

     “Officers’ Certificate” means a certificate signed by the Chairman of the Board, Vice Chairman, President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, Secretary or an Assistant Secretary, of Publishing, in form and substance reasonably satisfactory to, and delivered to, the Trustee.

     “Operating Cash Flow” means, for any period, an amount equal to the Consolidated Net Income of Publishing and the Restricted Subsidiaries for such period, plus, to the extent deducted in calculating such Consolidated Net Income, (a) interest expense and other financing costs and expenses for such period, (b) dividends paid on any Preferred Stock of Restricted Subsidiaries to the extent such Preferred Stock is included as Indebtedness in the calculation of Publishing’s Consolidated Cash Flow Ratio, (c) depreciation and amortization (including, without limitation, amortized telemarketing center costs), (d) all taxes, whether or not deferred, expensed in such period and (e) other non-cash expenses (other than any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) and all extraordinary and non-recurring expenses as determined in accordance with GAAP.

     For purposes of calculating Operating Cash Flow for the four fiscal quarters most recently completed prior to any date on which an action is taken that requires a calculation of the Consolidated Cash Flow Ratio, (a) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) shall be deemed to have been a Restricted Subsidiary at all times during such period, (b) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) shall be deemed not to have been a Restricted Subsidiary at any time during such period, (c) if Publishing or any Restricted Subsidiary shall have in any manner acquired or disposed of any operating business during or subsequent to such period, such calculation shall be made on a pro forma basis on the assumption that such acquisition or disposition has been completed on the first day of such period and (d) in the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the determination of the percentage of the Operating Cash Flow of such Restricted Subsidiary that is to be included in the calculation of Publishing’s Consolidated Cash Flow Ratio shall be made on a pro forma basis on the assumption that the percentage of Publishing’s common equity interest in such Restricted Subsidiary on the date of determination (it being understood, in the case of foregoing clause (c), that if such pro forma calculations shall have been made in accordance with Regulation S-X under the Exchange Act, such method of calculation (but not necessarily the adjustments) shall be presumed to be acceptable). For the purposes of Section 10.09, the determination of the percentage of the Operating Cash Flow of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary that is to be included in the calculation of Operating Cash Flow shall be made on a quarter by quarter basis based on the percentage of Publishing’s common equity interest in such Restricted Subsidiary on the last day of each quarter during the relevant period (it being understood that, if such pro forma calculations for a quarter shall have been made in accordance with Regulation S-X under the Exchange Act, such method of calculation (but not necessarily the adjustments) shall be presumed to be acceptable).

     “Opinion of Counsel” means a written opinion of counsel, in form and substance reasonably satisfactory to the Trustee, who may be counsel for Publishing or the Trustee, and who shall be reasonably acceptable to the Trustee, including but not limited to an Opinion of Independent Counsel.

     “Opinion of Independent Counsel” means a written opinion, in form and substance reasonably satisfactory to the Trustee, by someone who is not an employee or former employee of Publishing and who shall be reasonably acceptable to the Trustee.

     “Outstanding” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore irrevocably deposited with the Trustee or any Paying Agent (other than Publishing) in trust or set aside and segregated in trust by Publishing (if Publishing shall act as its own Paying Agent) for the Holders of the Notes; provided, that if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(c) Notes, except to the extent provided in Sections 4.02 and 4.03, with respect to which Publishing has effected defeasance or covenant defeasance as provided in Article IV; and

(d) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee and Publishing proof reasonably satisfactory to each of them that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of Publishing; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by Publishing or any other obligor upon the Notes or any Affiliate of Publishing or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not Publishing or any other obligor upon the Notes or any Affiliate of Publishing or such other obligor.

     “Pari Passu Indebtedness” means any Indebtedness of Publishing that is pari passu in right of payment with the Notes.

     “Paying Agent” means any Person authorized by Publishing to pay the principal, premium, if any, or interest on any Notes on behalf of Publishing. Publishing initially authorizes the Trustee to act as Paying Agent for the Notes on its behalf. Publishing may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of the Trustee with respect to any Notes issued under this Indenture.

     “Permitted Distribution” means a distribution of $100,000,000 by Publishing to Hollinger International on or about the Issue Date, to be used by Hollinger International to repay all outstanding amounts under the Trilon Loan Agreement and the Total Return Equity Swap (and upon which repayments the Trilon Loan Agreement and the Total Return Equity Swap shall be terminated), and for other general corporate purposes.

     “Permitted Indebtedness” means the following:

(i) Indebtedness of Publishing or any of its Restricted Subsidiaries under the Senior Credit Facility in an aggregate principal amount at any one time outstanding (including any refinancings thereof) not to exceed $310,000,000 less the amount of any permanent repayment of any Indebtedness under the Senior Credit Facility (and, in the case of revolving credit Indebtedness, reduction of the related commitment thereunder) pursuant to Section 10.13 of this Indenture;

(ii) guarantees by, and Liens on the property of, any Restricted Subsidiary guaranteeing or securing Indebtedness of Publishing or any of its Restricted Subsidiaries under the Senior Credit Facility;

(iii) Indebtedness of Publishing pursuant to the Notes issued on the date of this Indenture and Indebtedness of any Restricted Subsidiary constituting a Guarantee of the Notes;

(iv) Indebtedness of Publishing or any Restricted Subsidiary outstanding on the date of this Indenture and listed on Schedule I hereto (including, until the date of redemption thereof, the 9 1/4% Notes due 2006 and 9 1/4% Notes due 2007);

(v) Indebtedness (a) of Publishing owing to a Restricted Subsidiary, or (b) of a Restricted Subsidiary owing to another Restricted Subsidiary or Publishing; provided, that any such Indebtedness is made pursuant to an intercompany note setting forth the principal amount, interest rate and payment dates, the maturity or similar terms and, in the case of Indebtedness of Publishing owing to a Restricted Subsidiary, is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of Publishing’s obligations under the Notes; provided, further that (x) any disposition, pledge or transfer of any such Indebtedness to a Person (other than (A) to Publishing or a Restricted Subsidiary or (B) a pledge of such Indebtedness to secure Indebtedness existing at such time under, and pursuant to the terms of, the Senior Credit Facility) will be deemed to be an Incurrence of such Indebtedness by the obligor not permitted by this clause (v) and (y) any transaction pursuant to which any Restricted Subsidiary that has Indebtedness owing to Publishing or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary, will be deemed to be the Incurrence of Indebtedness by Publishing or such other Restricted Subsidiary that is not permitted by this clause (v);

(vi) obligations of Publishing or any Restricted Subsidiary pursuant to Interest Rate Agreements or Currency Agreements designed to protect Publishing or any Restricted Subsidiary against fluctuations in interest rates or currency exchange rates in respect of Indebtedness of Publishing or any of its Restricted Subsidiaries, the notional amount of which (in the case of Interest Rate Agreements) and the notional or exchange amount of which (in the case of Currency Agreements) do not exceed the aggregate principal amount of such Indebtedness;

(vii) guarantees by Restricted Subsidiaries of Pari Passu Indebtedness of Publishing otherwise permitted to be Incurred in accordance with the provisions of Section 10.08 and Section 10.12 of this Indenture;

(viii) letter of credit reimbursement obligations Incurred by Publishing or a Restricted Subsidiary in the ordinary course of business to support workers’ compensation insurance obligations to the extent that such obligations are recorded on the balance sheet of the issuer;

(ix) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness Incurred pursuant to the Consolidated Cash Flow Ratio test set forth in the first paragraph of Section 10.08, or described in paragraphs (ii), (iii), (iv), (vii), (x) and (xi) of this definition of “Permitted Indebtedness” by Publishing or by the obligor of such Permitted Indebtedness, including any successive refinancings, so long as (a) such refinancing does not increase the aggregate principal amount of Indebtedness represented thereby and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness and (b) any such refinancing Indebtedness shall not be senior in right of payment to the Indebtedness so refinanced;

(x) Indebtedness of Publishing or any Restricted Subsidiary in an aggregate amount at any time outstanding not to exceed $25,000,000 in respect of purchase money obligations, provided such Indebtedness (a) is Incurred within 180 days of the purchase of the relevant assets, (b) does not exceed the actual purchase price of such assets and (c) any related Liens do not extend to any assets other than those being purchased;

(xi) Indebtedness (A) represented by guarantees by Publishing or any of its Restricted Subsidiaries of Indebtedness incurred by West Ferry Printers to purchase or lease printing equipment, and (B) incurred by Telegraph Group to purchase the ordinary shares in West Ferry Printers not owned by Telegraph Group as of the Issue Date, provided, that the aggregate principal amount of Indebtedness at any one time outstanding under such clauses (A) and (B) shall not exceed $60,000,000; and

(xii) Indebtedness of Publishing or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not to exceed $25,000,000.

     “Permitted Investment” means any of the following provided that, in the case of clause (vii), (a) no Default or Event of Default shall have occurred and be continuing, (b) no holders of any other Indebtedness of Publishing or any Restricted Subsidiary shall have an Acceleration Right and (c) immediately before and immediately after giving effect to such Investment, on a pro forma basis, Publishing could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described in Section 10.08 of this Indenture:

(i) Investments in any Restricted Subsidiary or Publishing or Investments in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary, or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Publishing or any Restricted Subsidiary;

(ii) Investments in the Notes;

(iii) Indebtedness owing to a Restricted Subsidiary or Publishing as described under clause (v) of the definition of “Permitted Indebtedness”;

(iv) Temporary Cash Investments;

(v) Investments acquired by Publishing or any Subsidiary in connection with an Asset Sale permitted under Section 10.13 to the extent such Investments are non-cash consideration as permitted under such covenant;

(vi) Investments in existence on the date of this Indenture;

(vii) Investments in or in Persons owning Newspaper Business or Media Business assets (including Investments in Unrestricted Subsidiaries but excluding Investments in Affiliates that control Publishing) in an aggregate amount following the date of this Indenture not in excess of $30,000,000;

(viii) Investments in (A) West Ferry Printers and Trafford Park Printers to finance capital expenditures related to the printing business; provided that at the time of any such Investment, neither West Ferry Printers nor Trafford Park Printers shall be engaged in any business other than the business of printing newspapers, periodicals and similar media and (B) Paper Purchase & Management Limited to finance any capital expenditure related to the business of sourcing or monitoring of usage of newsprint; provided that at the time of any such Investment, Paper Purchase & Management Limited shall not be engaged in any business other than the business of sourcing or monitoring of usage of newsprint, and provided further that such Investments in clauses (A) and (B) shall not exceed an aggregate amount of $60,000,000;

(ix) Investments in a new joint venture entity to be created for the purpose of the CST Real Estate Transaction, provided that such Investments shall not exceed the contribution of the CST Real Estate and cash contributions in an aggregate amount of $2,000,000; and

(x) in addition to the Investments described in clauses (i) through (ix) of this definition of “Permitted Investments,” Investments in any Unrestricted Subsidiary or in any joint venture or other entity in an amount not to exceed $10,000,000 in the aggregate since the date of this Indenture.

     “Permitted Liens” means:

(i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens (including maritime Liens) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of Publishing or any of its Restricted Subsidiaries;

(vi) Liens (including extensions, renewals and replacements thereof) upon real or personal property, including Capital Stock, acquired after the Issue Date; provided, that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with clause (x) of the definition of “Permitted Indebtedness”;

(vii) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided, that such Liens do not extend to or cover any property or assets of Publishing or any Restricted Subsidiary other than the property or assets acquired;

(viii) Liens in favor of Publishing or any Restricted Subsidiary;

(ix) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements; and

(xii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Publishing or any of its Restricted Subsidiaries in the ordinary course of business.

     “Permitted Real Estate Sale” means any Asset Sale not involving an Affiliate of Publishing consisting of the sale of any printing or distribution facility (including the associated real property and the improvements and fixtures forming a part thereof) (other than the CST Real Estate) formerly used by Publishing or a Restricted Subsidiary in the production of newspapers and related publications (or acquired by one of them as part of the acquisition of a Newspaper Business whether or not used by Publishing) and that after such Asset Sale will not be used for the production of any newspaper or related publication of Publishing or a Restricted Subsidiary, provided that the aggregate value (as determined by the Board of Directors of Publishing) of all such Asset Sales completed within any twelve month period shall not exceed $5,000,000 (it being understood that this definition does not include, among other things, any Asset Sale consisting of the sale of any printing or distribution facility in connection with the sale by Publishing or any Restricted Subsidiary of any Newspaper Business).

     “Permitted Subsidiary Indebtedness” means Indebtedness (other than Permitted Indebtedness) of (A) any Restricted Subsidiary incurred under the Senior Credit Facility, and (B) the Restricted Subsidiaries, taken as a whole, with an aggregate principal amount outstanding at any one time not in excess of $30,000,000.

     “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.07 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     “Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

     “Private Exchange Notes” shall have the meaning assigned to such term in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

     “Public Equity Offering” means a public offering of Qualified Capital Stock of Hollinger International (the proceeds of which are contributed to Publishing) or Publishing.

     “Publishing” means Hollinger International Publishing Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to Article VIII of this Indenture and thereafter “Publishing” shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317 as they are applicable to Publishing, the term “Publishing” shall include any other obligor with respect to the Notes for purposes of complying with such provisions, including any Guarantor.

     “Publishing Request” or “Publishing Order” means a written request or order signed in the name of Publishing by any one of its Chairman of the Board, its Vice Chairman, its President or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and in form and substance reasonably satisfactory to the Trustee and delivered to the Trustee.

     “QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

     “Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     “Rating Agency” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors (“S&P”), and Moody’s Investors Service, Inc. and its successors (“Moody’s”), or if S&P and Moody’s or both shall not make a rating of the Notes publicly available, a nationally recognized United States statistical rating agency or agencies, substituted for S&P or Moody’s or both, as the case may be.

     “Rating Category” means each major rating category symbolized by (a) in the case of S&P, AAA, AA, A, BBB, BB, B, CCC, CC and C and each such Rating Category shall include pluses or minuses (“gradations”) modifying such capital letters; and (b) in the case of Moody’s, Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C and each such Rating Category shall include added numerals such as 1, 2 or 3 (“gradations”) modifying such letters.

     “Rating Decline” means an event that will be deemed to have occurred if, on any date within the period (the “Rating Period”) beginning on the date (the “Reference Date”) of the earlier to occur of (A) the first public announcement by Publishing or any other Person of an intention to effect any Designated Transaction and (B) the occurrence of such Designated Transaction, and ending on the date 90 days thereafter, either of the following events has occurred: (1) the Notes (or any other securities of Publishing which are rated by a Rating Agency on the date which is 61 days prior to the Reference Date (the “Rating Date”)) shall be rated by any Rating Agency at any time during the Rating Period at a rating which is lower than the rating of the Notes (or such other securities of Publishing, as the case may be) by such Rating Agency on the Rating Date by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) or (2) any Rating Agency shall have withdrawn its rating of the Notes (or such other securities of Publishing, as the case may be) during the Rating Period.

     “Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

     “Redemption Date” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

     “Redemption Price” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

     “Registered Exchange Offer” means an exchange offer by Publishing registered under the Securities Act pursuant to which Notes originally issued pursuant to an exemption from registration under the Securities Act are exchanged for Notes of like principal amount not bearing the Private Placement Legend.

     “Registration Rights Agreement” means any registration rights agreement between Publishing, Hollinger International and one of more investment banks acting as initial purchasers in connection with any issuance of Notes under this Indenture, including the Issue Date Registration Rights Agreement.

     “Registration Statement” means an effective Exchange Offer Registration Statement or Shelf Registration Statement.

     “Regular Record Date” for the interest payable on any Interest Payment Date relating to a particular Note means the date specified in the Board Resolution or supplemental indenture relating to such Note.

     “Resale Restriction Termination Date” means, for any Restricted Note that is an Issue Date Note (or beneficial interest therein), two years (or such other period specified in Rule 144(k) under the Securities Act) from the Issue Date or, for any Additional Notes (or beneficial interests therein) that are Restricted Notes, two years (or such other period specified in Rule 144(k)) from the latest such original issue date of such Additional Notes.

     “Responsible Officer” when used with respect to the Trustee means any officer assigned to the Corporate Trust Division of the Trustee or any agent of the Trustee appointed hereunder, including the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or any other officer appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     “Restricted Investment” means any Investment other than a Permitted Investment.

     “Restricted Note” means any Issue Date Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement under the Securities Act until such time as:

(i) such Issue Date Note (or beneficial interest therein) or Additional Note (or beneficial interest therein) has been exchanged for a corresponding Exchange Note pursuant to an Exchange Offer Registration Statement or has been transferred pursuant to a Shelf Registration Statement;

(ii) the Resale Restriction Termination Date therefor has passed;

(iii) such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated; or

(iv) the Private Placement Legend therefor has otherwise been removed pursuant to Section 3.06(d), in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

     “Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

     “Rule 144A” means Rule 144A under the Securities Act (or any successor rule).

     “Securities Act” means the Securities Act of 1933, as amended.

     “Senior Credit Facility” means the Fifth Amended and Restated Credit Agreement dated on or about December 23, 2002 among Publishing, FDTH, the Telegraph Group, the financial institutions party thereto and Wachovia Bank, N.A., as Agent, as such agreement may be amended, amended and restated, renewed, extended, substituted, refinanced, restructured, replaced, supplemented, waived, deferred or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing that increase the aggregate amount of borrowings outstanding or the aggregate commitments of the lenders thereunder or add other Restricted Subsidiaries as additional borrowers), in each case whether with the same and/or different lenders and/or agents, and also including all related notes, guarantees, security arrangements, pledge arrangements, hedging arrangements and other instruments and agreements executed in connection therewith.

     “Services Agreement” means the Services Agreement dated as of January 1, 1998, by and between Hollinger International and The Ravelston Corporation Limited, and as the same may be further amended in accordance with the terms of this Indenture.

     “Shelf Registration Statement” shall have the meaning assigned to such term in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.08.

     “Stated Maturity” when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

     “Subordinated Indebtedness” means (i) in the case of any Person other than Publishing, Indebtedness of such Person that is expressly subordinate in right of payment to any other Indebtedness of such Person pursuant to a written agreement, and (ii) in the case of Publishing, Indebtedness of Publishing that is expressly subordinate in right of payment to the Notes.

     “Subsidiary” means any Person a majority of the equity ownership of the Voting Stock of which is at the time owned, directly or indirectly, by Publishing or by one or more Subsidiaries, or by Publishing and one or more other Subsidiaries.

     “Tax Sharing Agreement” means an agreement providing for the payment of amounts in lieu of income taxes among Publishing and other companies with which it forms a single consolidated tax group for purposes of U.S. federal income tax returns.

     “Telegraph Group” means Telegraph Group Limited (formerly The Telegraph plc), a corporation under the laws of England.

     “Temporary Cash Investments” means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of the Trustee or a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Restricted Subsidiary of Publishing) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, and (iv) any money market deposit accounts issued or offered by the Trustee or a domestic commercial bank having capital and surplus in excess of $500,000,000.

     “Total Return Equity Swap” means, collectively, the forward share purchase transactions between Hollinger International and certain counterparties, entered into on October 1, 1998 and August 15, 2002, each evidenced by an ISDA Master Agreement including the schedule thereto and a related confirmation for an OTC Single Forward Share Purchase Transaction, as each may be amended from time to time.

     “Trilon Loan Agreement” means that certain loan agreement dated as of September 30, 2002 by and between Hollinger International and Trilon International Inc.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

     “Unrestricted Subsidiary” means (a) as of the date of this Indenture, Hollinger Canadian Publishing Holdings Co., XSTMHoldings LLC, Hollinger Digital LLC and their respective Subsidiaries, and (b) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary after the date of this Indenture pursuant to a Board Resolution in accordance with Section 10.20 of this Indenture; provided, however, that a Person may not be designated as an Unrestricted Subsidiary unless (i) the creditors of such Person have no direct or indirect recourse (including, but not limited to, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to Publishing or a Restricted Subsidiary and (ii) a default by such Person on any of its Indebtedness will not result in, or permit any holder of Indebtedness of Publishing or a Restricted Subsidiary to declare, a default on such Indebtedness of Publishing or a Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity. Any subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Indenture.

     “Voting Stock” means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     “Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the outstanding Capital Stock (other than directors’ qualifying shares) of which are owned by Publishing or another Wholly Owned Restricted Subsidiary.

     SECTION 1.02. Other Definitions.

Defined in
Term	Section

“Act”	1.05
“Agent Members”	3.04
“Change of Control Offer”	10.14
“Change of Control Purchase Date”	10.14
“Change of Control Purchase Notice”	10.14
“Change of Control Purchase Price”	10.14
“covenant defeasance”	4.03
“Defaulted Interest”	3.08
“defeasance”	4.02
“Defeasance Redemption Date”	4.04
“Defeased Notes”	4.01
“Deficiency”	10.13
“Excess Proceeds”	10.13
“Non-U.S. Person”	3.06
“Note Amount”	10.13
“Note Register”	3.03
“Note Registrar”	3.03
“Offer”	10.13
“Offered Price”	10.13
“Pari Passu Debt Amount”	10.13
“Pari Passu Offer”	10.13
“Permitted Payment”	10.09
“Private Placement Legend”	3.05
“Purchase Date”	10.13

Defined in
Term	Section

“refinancing”	10.09
“Rule 144A Global Note”	2.01(d)
“Regulation S Global Note	2.01(e)
“Required Filing Dates”	10.17
“Restricted Payments”	10.09
“Senior Representative”	12.03
“Special Payment Date”	3.08
“Surviving Entity”	8.01
“U.S. Government Obligations”	4.04

     SECTION 1.03. Compliance Certificates and Opinions. Upon any application or request by Publishing to the Trustee to take any action under any provision of this Indenture, Publishing shall furnish to the Trustee an Officers’ Certificate to the effect that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel to the effect that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of any certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement to the effect that each individual or firm signing such certificate or opinion has read and understands such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement to the effect that, in the opinion of each such individual or such firm, he has made such examination or investigation as is necessary to enable him or them to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

     SECTION 1.04. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of Publishing may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of such an officer or of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of Publishing with respect to such factual matters and which contains a statement to the effect that the information with respect to such factual matters is in the possession of Publishing, unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of Publishing or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of any Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to Publishing. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and Publishing, if made in the manner provided in this Section.

     (b)  The ownership of Notes shall be proved by the Note Register.

     (c)  Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or Publishing in reliance thereon, whether or not notation of such action is made upon such Note.

     (d)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate of affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     SECTION 1.06. Notices, etc., to Trustee and Publishing. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by Publishing shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, by first-class mail postage prepaid (return receipt requested) or delivered in person or by recognized overnight courier to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Division, or at any other address furnished in writing prior thereto to the Holders and Publishing by the Trustee; or

(b) Publishing or Hollinger International shall be sufficient for every purpose (except as provided in Section 5.01(c)) hereunder if in writing and mailed, first-class postage prepaid or delivered by recognized overnight courier, to Publishing, addressed to it at: 401 North Wabash Avenue, Chicago, IL 60611, Attn: General Counsel or to Hollinger International, addressed to it at: 401 North Wabash Avenue, Chicago, IL 60611, Attn: General Counsel, or at any other address previously furnished in writing to the Trustee by Publishing or Hollinger International, as the case may be.

     SECTION 1.07. Notice to Holders; Waiver. Where this Indenture or the Notes provide for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture or the Notes provide for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee or Publishing, as applicable, shall be deemed to be a sufficient giving of such notice.

     SECTION 1.08. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     SECTION 1.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 1.10. Successors and Assigns. All covenants and agreements in this Indenture by Publishing or any Guarantor shall bind its successors and assigns, whether so expressed or not.

     SECTION 1.11. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1.12. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 1.13. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

     SECTION 1.14. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at Maturity or the Stated Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

     SECTION 1.15. Schedules and Exhibits. All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

     SECTION 1.16. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE II

Form of Note

     SECTION 2.01. Form Generally. (a) The Notes will be issued in registered form without coupons, and in denominations of $1,000 and any integral multiple thereof.

     (b)  The terms and provisions of the Notes, the form of which is in Exhibit A hereto, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, Publishing, Hollinger International and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

     (c)  The Notes may have notations, legends or endorsements as specified in Section 3.05 or as otherwise required by law, stock exchange rule or DTC rule or usage. Publishing and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

     (d)  Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Notes (each, a “Rule 144A Global Note”).

     (e)  Notes originally offered and sold outside the United States of America will be issued in the form of one or more permanent Global Notes (each, a “Regulation S Global Note”).

     SECTION 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be included on the form of the face of the Notes substantially in the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

     This is one of the Notes referred to in the within-mentioned Indenture.

WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By	Authorized Signatory

     SECTION 2.03. Form of Guarantee of Hollinger International. The form of Guarantee of Hollinger International shall be set forth on the Notes substantially as follows:

GUARANTEE OF HOLLINGER INTERNATIONAL INC.

     For value received, HOLLINGER INTERNATIONAL INC., a Delaware corporation, hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Note and the Trustee, as if Hollinger International were the principal debtor, the punctual payment of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of Publishing under the Indenture or the Notes, to the holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Thirteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Note.

Attest: __________________________	HOLLINGER INTERNATIONAL INC. By ______________________________ Authorized Signatory

ARTICLE III

The Notes

     SECTION 3.01. Execution, Authentication, Delivery and Dating. (a) The Notes shall be executed on behalf of Publishing by one of its Chairman of the Board, Vice-Chairman, President or one of its Vice Presidents under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

     (b)  Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of Publishing shall bind Publishing, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices on the date of such Notes.

     (c)  At any time and from time to time after the execution and delivery of this Indenture, Publishing may deliver Notes executed by Publishing to the Trustee for authentication, together with a Publishing Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Publishing Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $450,000,000.

     (d)  Each Note shall be dated the date of its authentication.

     (e)  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     (f)  In case Publishing, pursuant to Article VIII, shall be consolidated or merged with or into any other Person or shall sell, convey, assign, transfer, lease or otherwise dispose of substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which Publishing shall have been merged or consolidated, or the successor Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon a Publishing Request of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of a Holder but without expense to such Holder, shall provide for the exchange of all Notes at the time Outstanding held by such Holder for Notes authenticated and delivered in such new name.

     (g)  The Trustee may appoint an authenticating agent reasonably acceptable to Publishing to authenticate Notes on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with Publishing and its Affiliates.

     SECTION 3.02. Temporary Notes. Pending the preparation of definitive Notes, Publishing may execute, and upon a Publishing Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

     If temporary Notes are issued, Publishing will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of Publishing designated for such purpose pursuant to Section 10.02 (or in accordance with Section 3.01, in the case of the initial Notes), without charge to the Holders thereof. Upon surrender for cancellation of any one or more temporary Notes, Publishing shall execute and upon a Publishing Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 3.03. Registration, Registration of Transfer and Exchange. Publishing shall cause to be kept at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as the Note Registrar may prescribe, Publishing shall provide for the registration of Notes and of transfers of Notes. The Trustee or an agent thereof or of Publishing shall initially be the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Publishing may appoint one or more co-registrars, but there shall be only one Note Register.

     Upon surrender for registration of transfer of any Note at the office or agency of Publishing designated pursuant to Section 10.02, Publishing shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount.

     At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, Publishing shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of Publishing, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by Publishing or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Publishing, the Trustee and the Note Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

     No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Notes, but Publishing may require payment of a sum sufficient to pay any tax or other governmental charges that may be imposed in connection with any registration of transfer, exchange or redemption of Notes (other than any such governmental charges payable upon exchange or transfer pursuant to a Registered Exchange Offer or pursuant to Section 3.01, 3.02, 3.07, 9.06, 10.14, 10.15 or 11.08 not involving any transfer).

     Publishing shall not be required (a) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.

     None of Publishing, the Trustee, any agent of the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     SECTION 3.04. Global Note Provisions (a) Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in Section 3.05 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

     (b)  Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note

Custodian under such Global Note, and DTC may be treated by Publishing, the Trustee, the Paying Agent and the Note Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Publishing, the Trustee, the Paying Agent or the Note Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

     (c)  Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

(i) DTC notifies Publishing that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by Publishing within 90 days of such notice,

(ii) Publishing executes and delivers to the Trustee and Note Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable, or

(iii) an Event of Default has occurred and is continuing and the Note Registrar has received a request from DTC.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this paragraph (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and Publishing shall execute, and upon Publishing Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

     (d)  In connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Note, the Trustee shall cancel such Certificated Note, and Publishing shall execute, and the Trustee shall authenticate and deliver to the exchanging Holder, a new Certificated Note representing the principal amount not so exchanged unless such principal amount is to be exchanged for a beneficial interest in a Global Note pursuant to Section 3.06(d).

     SECTION 3.05. Legends. (a) Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

     (b) Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (“Private Placement Legend”).

     SECTION 3.06. Special Transfer Provisions (a) The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted Note: If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a non-U.S. person (“Non-U.S. Person”) pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note,

     (i)  upon receipt by the Note Custodian and Note Registrar of:

(A) instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Note Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and

(B) a certificate in the form of Exhibit C from the transferor, and

     (ii)  subject to the rules and procedures of DTC, the Note Custodian and Note Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

     (b)  If the owner of an interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Distribution Compliance Period therefor,

(i) upon receipt by the Note Custodian and Note Registrar of:

(A) instructions from the Holder of the Regulation S Global Note directing the Note Custodian and Note Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, and

(B) a certificate in the form of Exhibit B duly executed by the transferor, and

     (ii)  in accordance with the rules and procedures of DTC, the Note Custodian and Note Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing.

     (c)  Other Transfers. Any transfer of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Note Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with Section 3.06(d).

     (d)  Use and Removal of Private Placement Legends. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Note Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 3.04(c)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Note Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

(i) such Notes (or beneficial interests) are exchanged in a Registered Exchange Offer;

(ii) such Notes (or beneficial interests) are transferred pursuant to a Shelf Registration Statement;

(iii) such Notes (or beneficial interests) are transferred pursuant to Rule 144 under the Securities Act upon delivery to the Note Registrar of a certificate of the transferor in the form of Exhibit D and an Opinion of Counsel reasonably satisfactory to the Note Registrar;

(iv) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

(v) in connection with such transfer, exchange or replacement the Note Registrar shall have received an Opinion of Counsel and other evidence reasonably satisfactory to it and Publishing to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to any of clauses (i) through (v) of this paragraph (d). Publishing shall deliver to the Trustee an Officers’ Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

     (e)  Consolidation of Global Notes and Exchange of Certificated Notes for Beneficial Interests in Global Notes. If a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) is Outstanding at the time of a Registered Exchange Offer, any interests in a Global Note exchanged in such Registered Exchange Offer shall be exchanged for interests in such Outstanding Global Note.

     (f)  Retention of Documents. The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article III. Publishing shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

          (g)   Execution, Authentication of Notes, etc. Subject to the other provisions of this Section, when Notes are presented to the Note Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article III, Publishing will execute and upon Publishing Order, the Trustee will authenticate Certificated Notes and Global Notes at the Note Registrar’s request. In accordance with the Issue Date Registration Rights Agreement, upon the effectiveness of any Exchange Offer Registration Statement, Publishing will execute and upon Publishing Order, the Trustee will authenticate Exchange Notes or Private Exchange Notes, as the case may be, in exchange for Issue Date Notes. In accordance with a Registration Rights Agreement in respect of Additional Notes, upon the effectiveness of any Exchange Offer Registration Statement in respect of such Additional Notes, Publishing will execute and upon Publishing Order, the Trustee will authenticate Exchange Notes in exchange for such Additional Notes.

          (h)   No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 3.07.   Mutilated, Destroyed, Lost or Stolen Notes. If (a) any mutilated Note is surrendered to the Trustee, or (b) Publishing and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to Publishing or the Trustee, such security and/or indemnity, in each case as may be required by them to save each of them harmless, then, in the absence of notice to Publishing or the Trustee that such Note has been acquired by a bona fide purchaser, Publishing shall execute and upon receipt of a Publishing Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, Publishing in its discretion may, instead of issuing a replacement Note, pay such Note.

          Upon the issuance of any replacement Notes under this Section, Publishing may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its agents and counsel) connected therewith.

          Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of Publishing, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 3.08. Payment of Interest; Interest Rights Preserved. Interest on any Note which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest payment.

          Any interest on any Note which is payable, but is not paid or duly provided for on the Stated Maturity of such interest (or within 15 days after the Stated Maturity of such interest) and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder in whose name such Note is registered as of the Regular Record Date; and such Defaulted Interest may be paid by Publishing, at its election in each case, as provided in Subsection (a) or (b) below:

(a) Publishing may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.

Publishing shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (the “Special

Payment Date”), and at the same time Publishing shall irrevocably deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Such notice shall be received by the Trustee no less than 30 days prior to the Special Payment Date. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which Special Record Date shall be not more than 15 days and not less than 10 days prior to the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify Publishing in writing of such Special Record Date. In the name and at the expense of Publishing, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor to be mailed, certified or registered (return receipt requested) first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

(b) Publishing may make payment to the Persons in whose name the Notes are registered at the close of business on the Special Record Date of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, unless, after written notice given by Publishing to the Trustee of the proposed payment pursuant to this Subsection, such manner of payment shall not be deemed practicable by the Trustee (acting reasonably). The Trustee shall give prompt written notice to Publishing of any such determination.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 3.09. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, Publishing, the Trustee and any agent of Publishing or the Trustee may treat the Person in whose name any Note is registered on the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.08) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of Publishing, the Trustee or any agent of Publishing or the Trustee shall be affected by notice to the contrary.

          None of the Company, the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          SECTION 3.10. Cancellation. All Notes surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. Publishing or any Restricted Subsidiary may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which Publishing or any such Restricted Subsidiary may have acquired in any manner whatsoever, and all Notes so delivered shall upon receipt of a Publishing Order be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled securities held by the Trustee shall, unless by a Publishing Order received by the Trustee prior to such destruction Publishing shall direct that the canceled Notes be returned to it, be destroyed in accordance with its customary procedures and certification of their destruction delivered to Publishing. The Trustee shall provide Publishing a list of all Notes that have been canceled from time to time as requested by Publishing.

          SECTION 3.11. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 3.12. Additional Notes. Publishing may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions set forth in Exhibit A identical to those of the other Outstanding Notes, except that Additional Notes:

          (a) may have a different issue date from other Outstanding Notes;

          (b) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Notes;

          (c) may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to Articles II and III and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Additional Notes), provided, that no such adjustment shall cause such Additional Notes to constitute, as determined pursuant to an Opinion of Counsel, a different class of securities than the Issue Date Notes for U.S. federal income tax purposes except for Additional Notes that have a separate CUSIP number from other Outstanding Notes pending performance under a Registration Rights Agreement applicable thereto; and

          (d) may be entitled to additional interest as provided in Section 3.13 not applicable to other Outstanding Notes and may not be entitled to such additional interest applicable to other Outstanding Notes.

          SECTION 3.13. Additional Interest Under Registration Rights Agreements. Under certain circumstances, Publishing may be obligated to pay additional interest to Holders, all as and to the extent set forth in the Issue Date Registration Rights Agreement or any

Registration Rights Agreement applicable to Additional Notes. The terms thereof are hereby incorporated herein by reference and such additional interest is deemed to be interest for purposes of this Indenture.

ARTICLE IV

Defeasance and Covenant Defeasance

          SECTION 4.01. Publishing’s Option to Effect Defeasance or Covenant Defeasance. Publishing may, at its option by Board Resolution, at any time, with respect to any Notes, elect to have either Section 4.02 or Section 4.03 be applied to all of the Outstanding Notes (the “Defeased Notes”), upon compliance with the conditions set forth below in this Article IV.

          SECTION 4.02. Defeasance and Discharge. Upon Publishing’s exercise under Section 4.01 of the option applicable to this Section, Publishing shall be deemed to have been discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth below are satisfied (hereinafter, “defeasance”) and each Guarantor shall be deemed to be discharged from its obligations with respect to its Guarantee relating to the Defeased Notes. For this purpose, such defeasance means that Publishing shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of Publishing and upon written request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) Publishing’s obligations with respect to such Defeased Notes under Sections 3.02, 3.03, 3.07, 10.02 and 10.03, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, and (d) this Article IV. Subject to compliance with this Article IV, Publishing may exercise its option under this Section notwithstanding the prior exercise of its option under Section 4.03 with respect to the Notes.

     SECTION 4.03. Covenant Defeasance. Upon Publishing’s exercise under Section 4.01 of the option applicable to this Section, Publishing shall be released from its obligations under any covenant or provision contained in Sections 10.05 through 10.18, inclusive, with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants and provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, Publishing may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein or in such Defeased Notes to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c), (d) or (f) but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

          SECTION 4.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 4.02 or Section 4.03 to the Defeased Notes:

(1) Publishing shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Notes, (a) United States dollars in an amount, (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in such amounts as will be sufficient, as reflected in the written report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm delivered to the Trustee, to pay and discharge (and which shall be applied by the Trustee to pay and discharge) the principal of, premium, if any, and interest on, the Defeased Notes on (x) the Stated Maturity thereof or (y) any date selected by Publishing on which the Defeased Notes may be redeemed in whole at the option of Publishing (such date being referred to as the “Defeasance Redemption Date”), if (in the case of clause (y)) when electing either defeasance or covenant defeasance, Publishing has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date; provided, that the Trustee (or such qualifying trustee) shall have been irrevocably instructed to apply such United States dollars or the proceeds of such U.S. Government obligations to said payments with respect to the Notes. For this purpose, “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

(2) In the case of an election under Section 4.02, Publishing shall have delivered to the Trustee an opinion of Independent Counsel in the United States to the effect that (A) Publishing has received from, or there has been published by, the Internal

Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(3) In the case of an election under Section 4.03, Publishing shall have delivered to the Trustee an opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 5.01(g) and 5.01(h) are concerned, at any time during the period ending on the 121st day after the date of deposit.

(5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of Publishing.

(6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or a breach or violation of any provision of any agreement relating to any Indebtedness.

(7) Publishing shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(8) Publishing shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by Publishing with the intent of preferring the holders of the Notes over the other creditors of Publishing or with the intent of defeating, hindering, delaying or defrauding creditors of Publishing.

(9) No event or condition shall exist that would prevent Publishing from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 121st day after the date of such deposit.

(10) Publishing shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Independent Counsel, each to the effect that all conditions precedent provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section.

          Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of Publishing or government or other officials customary for opinions of the type required, which certificates shall be limited to matters of fact, including that various financial covenants have been complied with.

          SECTION 4.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          Publishing shall fully pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

          Anything in this Article IV to the contrary notwithstanding, the Trustee shall deliver or pay to Publishing from time to time upon a Publishing Request any United States dollars or U.S. Government Obligations held by it as provided in Section 4.04 which, in the opinion of a nationally recognized firm of independent public accountants or nationally recognized investment banking firm expressed in a written report delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance. In the event of an error in any calculation resulting in a withdrawal hereunder, Publishing shall deposit an amount equal to the amount erroneously withdrawn as promptly as practicable after becoming aware of such error.

          SECTION 4.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Publishing’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be; provided, however, that (a) if Publishing makes any payment to the Trustee or Paying Agent of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Notes and Publishing shall be subrogated to the rights of the Holders of such Notes to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent and (b) the Trustee or Paying Agent shall return all such United States dollars and U.S. Government Obligations to Publishing promptly after receiving a Publishing Request therefor at any time, if the Trustee or Paying Agent receives written notice from Publishing that such reinstatement of Publishing’s obligations has occurred and continues to be in effect at such time.

ARTICLE V

Remedies

          SECTION 5.01. Events of Default. “Event of Default”, wherever used herein, means with respect to any Notes any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

          (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Note when and as the same shall become due and payable at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

          (c)  (i) there shall be a default in the performance, or breach, of any covenant or agreement of Publishing under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in Section 5.01(a) or (b) or in clauses (ii) or (iii) of this Section 5.01(c)), and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to Publishing by the Trustee or (y) to Publishing and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes; (ii) there shall be a default in the performance or breach of the provisions of Article VIII; or (iii) Publishing shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 10.14;

          (d) one or more defaults shall have occurred under any agreements, indentures or instruments under which Publishing, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $7,500,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

          (e) any Guarantee relating to the Notes shall for any reason cease to be, or be asserted in writing by any Guarantor or Publishing not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

          (f) one or more final judgments, orders or decrees for the payment of money in excess of $7,500,000, either individually or in the aggregate, shall be entered against Publishing, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (i) enforcement proceedings shall have been commenced upon such judgment, order or decree or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

          (g) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of Publishing, any Guarantor or any Material Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging Publishing, any Guarantor or any Material Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Publishing, any Guarantor or any Material Restricted Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Publishing, any Guarantor or any Material Restricted Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (h) (i) Publishing, any Guarantor or any Material Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) Publishing, any Guarantor or any Material Restricted Subsidiary consents to the entry of a decree or order for relief in respect of Publishing, any Guarantor or such Material Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) Publishing, any Guarantor or any Material Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, (iv) Publishing, any Guarantor or any Material Restricted Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Publishing, any Guarantor or such Material Restricted Subsidiary or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (v) Publishing, any Guarantor or any Material Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (h).

          SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Sections 5.01(g) and (h) with respect to Publishing) occurs and is continuing with respect to the Notes, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall, declare the principal amount of all the Notes to be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes shall have become due and payable, by a notice in writing to Publishing (and to the Trustee, if given by Holders) and, if the Senior Credit Facility is in effect, to the Agent, and upon any such declaration such amount shall become immediately due and payable. If an Event of Default specified in Sections 5.01(g) or (h) occurs with respect to Publishing and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such declaration or acceleration has been made with respect to the Notes, and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided hereinafter in this Article, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, by written notice to Publishing and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) Publishing has paid or irrevocably deposited with the Trustee a sum sufficient to pay

(i) all sums paid or advanced by the Trustee under Section 6.07 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(ii) all overdue interest on all Notes;

(iii) the principal and the premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates presented therefor by the terms of the Notes, to the extent that payment of such interest is lawful;

(iv) interest upon overdue interest at the rate or rates presented therefor by the terms of the Notes, to the extent that payment of such interest is lawful; and

          (b) all Events of Default with respect to the Notes, other than the nonpayment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

          SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. Publishing covenants that if

          (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Stated Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise) thereof,

Publishing will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes the whole amount then due and payable on such Notes for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate or rates as may be presented therefor by the terms of any such Note.

          If Publishing fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against Publishing or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of Publishing or any other obligor upon such Notes, wherever situated.

          If an Event of Default with respect to any Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

          The rights and remedies under this Section are in addition to the other rights and remedies under this Article V or Article XIII.

          SECTION 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to Publishing or the property of Publishing, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on Publishing for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, composition or other similar arrangement affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 5.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 5.06. Application of Money Collected. Any money collected by the Trustee with respect to the Notes pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 6.07;

          SECOND: To the payment in full of the amounts then due and unpaid upon the Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto as a court of competent jurisdiction shall direct, or to Publishing; provided, that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

          SECTION 5.07. Limitation on Suits. No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Notes;

(b) the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered, and if requested have provided, to the Trustee an indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities that may be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of such Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders of all Notes.

          SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.08) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, (a) Publishing, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and (b) thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 5.10. Rights and Remedies Cumulative. Except as provided in Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 5.12. Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 5.07) or expose the Trustee to personal liability; and

(b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 5.13. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

(a) in the payment of the principal of, premium, if any, or interest on any Notes, or

(b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected by such modification or amendment.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          SECTION 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes to which the suit relates, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

          SECTION 5.15. Waiver of Stay, Extension or Usury Laws. Publishing (to the extent that it may lawfully do so) covenants that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive Publishing from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and Publishing (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.16. Remedies Subject to Applicable Law. All rights, remedies and powers provided by this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

ARTICLE VI

The Trustee

          SECTION 6.01. Duties of Trustee. (a) If a Default or an Event of Default with respect to any Notes actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to any Notes, Asset Sale or Change of Control unless written notice thereof shall have been delivered to a Responsible Officer by Publishing or any other Person.

          (b) Except during the continuance of a Default or an Event of Default with respect to any Notes actually known to the Trustee:

(1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

(2) in the absence of bad faith or wilful misconduct on its part, the Trustee may with respect to any Notes, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in principal amount of Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any loss, expense, fees or financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or loss, expense, fees or financial liability is not reasonably assured to it.

          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with Publishing. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 6.02. Notice of Defaults. Within 30 days after a Responsible Officer of the Trustee receives notice of the occurrence of any Default with respect to any Notes, the Trustee shall, at Publishing’s expense, transmit by mail to all Holders of such Notes or any other persons entitled to receive reports pursuant to Trust Indenture Act Section 313(c), as their names and addresses appear in the Note Register, notice of such Default, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of such Notes.

          SECTION 6.03. Certain Rights of Trustee. Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

(a) the Trustee may rely conclusively and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of Publishing mentioned herein shall be sufficiently evidenced by a Publishing Request or Publishing Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) wherever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to the taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) in the absence of bad faith on its part, may rely conclusively, upon an Officers’ Certificate and/or an Opinion of Counsel;

(d) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(e) notwithstanding any other provisions contained in this Indenture, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

(f) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence or wilful misconduct of the Trustee;

(g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document; but the Trustee in its discretion may make such further inquiry or investigation in accordance with any of the provisions of this Indenture into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine such relevant books, records and premises of Publishing as may be reasonable, personally or by agent or attorney;

(h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(i) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers.

          SECTION 6.04. Trustee Not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of Publishing, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to Publishing are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by Publishing of Notes or the proceeds thereof.

          SECTION 6.05. Trustee and Agents May Hold Notes; Collections; etc. The Trustee, any Paying Agent, Note Registrar or any other agent of Publishing, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with Publishing and receive, collect, hold and retain collections from Publishing with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent.

          SECTION 6.06. Money Held in Trust. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article IV, the Trustee shall only be required to invest moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the directions of Publishing.

          SECTION 6.07. Compensation and Indemnification of Trustee and Its Prior Claim. Publishing covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which, to the extent lawful, shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and Publishing covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or wilful misconduct. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(g) or Section 5.01(h), the expenses (including the reasonable compensation and the expenses and disbursements of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law. Publishing also covenants to indemnify the Trustee and each predecessor Trustee, and their respective officers, agents and employees for, and to hold them harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence, bad faith or wilful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of Publishing under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee. As security for the performance of the obligations of Publishing under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of Holders of particular Notes.

          SECTION 6.08. Conflicting Interests. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

          SECTION 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under the Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $100,000,000, and have a Corporate Trust Office in The City of New York to the extent there is such an institution eligible and willing to serve. If the Trustee does not have an office in the City of New York, the Trustee shall appoint an agent in the City of New York reasonably acceptable to Publishing to conduct any activities which the Trustee is required under this Indenture to conduct in the City of New York. The Trustee may not rescind any such agency without the consent of Publishing, which consent may not be unreasonably withheld, unless the Trustee appoints a satisfactory replacement or has a Corporate Trust Office in the City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 6.10. Resignation and Removal; Appointment of Successor Trustee. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

          (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to any Notes by giving written notice thereof to Publishing. Upon receiving such notice of resignation, Publishing shall use its best efforts to promptly appoint a successor Trustee by Board Resolution or written instrument executed by authority of the Board of Directors of Publishing, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

          (c) The Trustee may be removed with respect to any Notes at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to Publishing.

          (d) If at any time:

(1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) with respect to any Notes after written request therefor by Publishing or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2) the Trustee shall cease to be eligible under Section 6.09 with respect to any Notes and shall fail to resign after written request therefor by Publishing or by any such Holder, or

(3) the Trustee shall become incapable of acting with respect to any Notes or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) Publishing by a Board Resolution may remove the Trustee, with respect to any Notes or in the case of bankruptcy or insolvency or receivership pursuant to clause (3) above, with respect to all Notes, or (ii) subject to Section 5.14, any Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Notes, or in the case of bankruptcy or insolvency or receivership pursuant to clause (3) above, with respect to all Notes. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting with respect to any Notes, or if a vacancy shall occur in the office of Trustee with respect to any Notes for any cause, Publishing, by a Board Resolution or written instrument executed by authority of the Board of Directors of Publishing, shall use its best efforts to promptly appoint a successor Trustee for such Notes and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, Publishing or a court of competent jurisdiction has not appointed a successor Trustee, a successor Trustee with respect to such Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to Publishing and the retiring Trustee, and the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such Notes and supersede the successor Trustee appointed by Publishing with respect to such Notes. If no successor Trustee shall have been so appointed by Publishing or the Holders of such Notes and accepted appointment in the manner hereinafter provided, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, subject to Section 5.14, on behalf of himself and all other similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Notes.

          (f) Publishing shall give notice of each resignation and each removal of the Trustee with respect to any Notes and each appointment of a successor Trustee with respect to any Notes by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office or agent hereunder.

          SECTION 6.11. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to the Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to Publishing and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee under this Indenture with respect to any such Notes; but, nevertheless, on the written request of Publishing or the successor Trustee, upon payment of its charges then unpaid, such retiring Trustee shall pay over to the successor Trustee all moneys at the time held by it hereunder with respect to any such Notes and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations.

          Upon request of any such successor Trustee, Publishing shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee or such successor Trustee to secure any amounts then due such Trustee pursuant to the provisions of Section 6.07.

          No successor Trustee with respect to the Notes shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under the provisions of Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.09 in the City of New York.

          Upon acceptance of appointment by any successor Trustee as provided in this Section, Publishing shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If Publishing fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of Publishing.

          SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided such Person shall be eligible under Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100,000,000.

          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, amalgamation, conversion or consolidation.

          SECTION 6.13. Preferential Collection of Claims Against Publishing. If and when the Trustee shall be or become a creditor of Publishing, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against Publishing.

ARTICLE VII

Holders’ Lists and Reports by Trustee and Publishing

          SECTION 7.01. Publishing to Furnish Trustee Names and Addresses of Holders. Publishing will furnish or cause to be furnished to the Trustee:

(a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Regular Record Date; and

(b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by Publishing of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar for Notes, no such list need be furnished with respect to such Notes.

          SECTION 7.02. Disclosure of Names and Addresses of Holders. Every Holder of Notes, by receiving and holding the same, agrees with Publishing and the Trustee that neither Publishing nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable or liable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

          SECTION 7.03. Reports by Trustee. (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Notes, the Trustee shall transmit by mail, at Publishing’s expense, to all Holders, as their names and addresses appear in the Note Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such

May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a).

          (b) The Trustee shall promptly transmit to Publishing a copy of any report it transmits to Holders of such Notes pursuant to this Section.

          SECTION 7.04. Reports by Publishing. Publishing shall do the following:

          (a) file with the Trustee, in accordance with Section 10.17 hereof, and in any event within 30 days after Publishing is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Publishing is required to file with the Commission separately or together with Hollinger International pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if Publishing is not required to file information, documents or reports pursuant to either of said Sections, then it shall (i) deliver to the Trustee annual audited financial statements of Publishing and its Restricted Subsidiaries, prepared on a Consolidated basis in conformity with GAAP, within 120 days after the end of each fiscal year of Publishing, and (ii) file with the Trustee and the Commission, in accordance with, and so long as not prohibited by, the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by Publishing with the conditions and covenants of this Indenture as is required from time to time by such rules and regulations (including such rules and regulations, if any, referred to in Trust Indenture Act Section 314(a)); and

          (c) transmit by mail to all Holders or any other persons entitled to receive a report pursuant to Trust Indenture Act Section 313(c), within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by Publishing pursuant to Section 10.17 hereunder and subsections (a) and (b) of this Section as are required and not prohibited by rules and regulations prescribed from time to time by the Commission.

ARTICLE VIII

Consolidation, Merger, Sale of Assets

          SECTION 8.01. Publishing May Merge, Consolidate, etc., Only on Certain Terms. (a) Publishing shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions (other than, in the case of a Restricted Subsidiary, such a consolidation, merger or transfer with or to one or more Restricted Subsidiaries) if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Publishing and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(i) either (a) Publishing shall be the continuing corporation, or (b) the Person (if other than Publishing) formed by such consolidation or into which Publishing is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of Publishing and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of Publishing under the Notes and this Indenture, and this Indenture shall remain in full force and effect;

(ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(iii) immediately after giving effect to the transaction on a pro forma basis, the Consolidated Net Worth of the Surviving Entity is not less than the Consolidated Net Worth of Publishing and the Restricted Subsidiaries immediately prior to the transaction;

(iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), Publishing (or the Surviving Entity if Publishing is not the continuing obligor under this Indenture) could Incur $1.00 of additional Indebtedness under the provisions of Section 10.08 (other than Permitted Indebtedness);

(v) if any of the property or assets of Publishing or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 10.11 are complied with; and

(vi) Publishing or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereof comply with the provisions described in this Section 8.01(a) and that all conditions precedent herein provided for in this Section 8.01(a) relating to such transaction have been complied with.

          (b) Hollinger International will not, in a single transaction or series of related transactions, consolidate with or merge with or into any other Person (other than Publishing, in which case the requirements of the foregoing paragraph would apply), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person (other than Publishing) if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Hollinger International to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(i) either (a) Hollinger International shall be the continuing corporation or (b) the Person (if other than Hollinger International) formed by such consolidation or into which Hollinger International is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of Hollinger International shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall (except where Hollinger International is the continuing corporation) expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of Hollinger International under the Notes and this Indenture, and this Indenture shall remain in full force and effect;

(ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(iii) Hollinger International shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the provisions described in this Section 8.01(b), and that all conditions precedent herein provided for in this Section 8.01(b) relating to such transactions have been complied with.

          (c) Notwithstanding anything in this Article Eight to the contrary, any Guarantee by a Restricted Subsidiary of the Notes may be released in accordance with the provisions of Section 10.12(b).

          SECTION 8.02. Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets on a Consolidated basis of Publishing or Hollinger International in accordance with Section 8.01 with respect to which Publishing or Hollinger International is not the continuing corporation, the successor Person formed by such consolidation or into which Publishing or Hollinger International is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Publishing or Hollinger International, as the case may be, under this Indenture, with the same effect as if such successor had been named as Publishing or Hollinger International, as the case may be, herein. When a successor assumes all the obligations and covenants of its predecessor under this Indenture or the Notes, the predecessor shall be released from those obligations and covenants; provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or, in the case of Hollinger International, its Guarantee.

          Any successor to Publishing described in the foregoing paragraph may cause to be signed, and may issue either in its own name or in the name of Publishing, any or all of the Notes issuable hereunder which theretofore shall not have been signed by Publishing and delivered to the Trustee; and, upon the order of such successor, instead of Publishing, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of Publishing to the Trustee for authentication, and any Notes which such successor thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution of this Indenture.

ARTICLE IX

Supplemental Indentures

          SECTION 9.01. Supplemental Indentures and Agreements Without Consent of Holders. Without the consent of any Holders of the Notes, Publishing, each Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form and substance reasonably satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to Publishing or any Guarantor, and the assumption by any such successor of the covenants of Publishing or such Guarantor, as the case may be, herein and in the Notes;

          (b) to add to the covenants of Publishing or the Guarantors for the benefit of the Holders of the Notes (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Notes), or to surrender any right or power conferred upon Publishing or the Guarantors in this Indenture or the Notes;

          (c) to cure any ambiguity or to correct or supplement any provision in this Indenture or the Notes which may be defective or inconsistent with any other provision in this Indenture or the Notes;

          (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 or otherwise;

          (e) to add a Guarantee of the Indenture Obligations;

          (f) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

          (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security, pursuant to the requirements of Section 10.11 or otherwise, for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to this Indenture or otherwise;

          (h) to clarify or make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided that, in each case, such clarification or provision thus made shall not adversely affect the interests of the Holders; and

          (i) to establish any form of Note, as provided in Article Two, and to provide for the issuance of any Notes as provided in Article Three and to set forth the terms thereof, and/or to add to the rights of the Holders of the Notes.

          SECTION 9.02. Supplemental Indentures and Agreements with Consent of Holders. Except as permitted by Section 9.01, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected by such supplemental indenture or indentures, by Act of said Holders delivered to Publishing and the Trustee, Publishing and each Guarantor (if a party thereto) and the Trustee may (i) enter into an indenture or indentures supplemental hereto, in form and substance reasonably satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture or the Notes (including, but not limited to, for the purpose of modifying in any manner the rights of the Holders of the Notes under this Indenture) or (ii) waive compliance with any provision in this Indenture or the Notes (other than waivers of past Defaults covered by Section 5.13 and waivers of covenants which are covered by Section 10.19); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each outstanding Notes affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Notes or waive a default in the payment of the principal or interest on any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

          (b) amend, change or modify the obligation of Publishing to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 10.14, including amending, changing or modifying any of the provisions or definitions with respect thereto;

          (c) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

          (d) modify any of the provisions of this Section or Sections 5.13 or 10.19, except to increase the percentage of Outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; or

          (e) except as otherwise permitted under Article VIII, consent to the assignment or transfer by Publishing or Hollinger International of any of its rights and obligations under this Indenture.

          Upon the written request of Publishing, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with Publishing in the execution of such supplemental indenture.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or agreement, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 9.03. Execution of Supplemental Indentures and Agreements. In executing, or accepting the additional trusts created by, any supplemental indenture, agreement or instrument permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Section 315(a) through 315(d) and Section 6.03 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate to the effect that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If Publishing shall so determine, new Notes modified so as to conform to any such supplemental indenture, in the opinion of the Trustee and the Board of Directors, may be prepared and executed by Publishing and authenticated and delivered by the Trustee in exchange for outstanding Notes.

          SECTION 9.07. Record Date. If Publishing shall solicit from the Holders of any Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, Publishing may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of the Notes entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed, those Persons who were Holders of the Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. The record date shall be a date no more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. No such consent shall be valid or effective for more than six months after such record date. Subject to applicable law, until any supplemental indenture, agreement, instrument or waiver becomes effective, or a consent to it by a Holder of a Note shall cease to be valid and effective as set forth in the preceding sentence, such consent is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

ARTICLE X

Covenants

          SECTION 10.01. Payment of Principal, Premium and Interest. With respect to each Note, Publishing will duly and punctually pay the principal of, premium, if any, and interest on such Note in accordance with the terms of such Note and this Indenture.

          SECTION 10.02. Maintenance of Office or Agency. Publishing will maintain in The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon Publishing in respect of the Notes and this Indenture may be served. The office of the Trustee at 40 Broad Street, 5th Floor, New York, NY 10004, shall be such office or agency of Publishing, unless Publishing shall designate and maintain some other office or agency for one or more of such purposes. Publishing will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time Publishing shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and Publishing hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          Publishing may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve Publishing of its obligation to maintain an office or agency in The City of New York for such purposes.

     Publishing will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

          SECTION 10.03. Money for Note Payments to be Held in Trust. Publishing will, on or before Noon, New York time, on each due date of the principal of, premium, if any, or interest on, the Notes, deposit with a Paying Agent (which shall not be Publishing) a sum in same-day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) Publishing will promptly notify the Trustee of such action or any failure so to act.

          Publishing will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any Default by Publishing (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest on the Notes;

          (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

          Publishing may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to the Notes or for any other purpose, by Publishing Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent in respect of the Notes as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by Publishing in respect of all Notes, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to Publishing upon Publishing Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to Publishing for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Publishing as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to Publishing, may at the expense of Publishing cause to be published once, in The New York Times and The Wall Street

Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will promptly be repaid to Publishing.

          SECTION 10.04. Corporate Existence. Subject to Article VIII, Publishing will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and related rights and franchises (charter and statutory) of Publishing and each Restricted Subsidiary; provided, however, that Publishing shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary if the Board of Directors of Publishing shall determine that the preservation thereof is no longer desirable in the conduct of the business of Publishing and its Restricted Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of Publishing to perform its obligations hereunder; and provided further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

          SECTION 10.05. Payment of Taxes and Other Claims. Publishing will pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all material taxes, assessments and governmental charges levied or imposed upon Publishing or any Restricted Subsidiary shown to be due on any tax return of Publishing or any Restricted Subsidiary or otherwise assessed or upon the income, profits or property of Publishing or any Restricted Subsidiary and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of Publishing or any Restricted Subsidiary, except for any Lien permitted to be Incurred under Section 10.11; provided, however, that Publishing shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good-faith judgment of management of Publishing) are being maintained in accordance with GAAP consistently applied.

          SECTION 10.06. Maintenance of Properties. Publishing will cause all material properties owned by Publishing or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Publishing may be consistent with sound business practice and reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Publishing from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of Publishing, desirable in the conduct of the business of Publishing and its Restricted Subsidiaries and not reasonably expected to have a material adverse effect on the ability of Publishing to perform its obligations hereunder.

          SECTION 10.07. Insurance. Publishing will at all times keep all of its and its Restricted Subsidiaries’ properties which are of an insurable nature reasonably self-insured or insured with insurers, believed by Publishing to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which Publishing and its Restricted Subsidiaries operate, except where the failure to do so would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of Publishing and its Restricted Subsidiaries, taken as a whole.

          SECTION 10.08. Limitation on Indebtedness. Publishing will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness) except for (x) Indebtedness of Publishing or (y) Indebtedness of a Restricted Subsidiary constituting Acquired Indebtedness or Permitted Subsidiary Indebtedness, provided that, in the case of the foregoing clauses (x) and (y), the Consolidated Cash Flow Ratio for Publishing and the Restricted Subsidiaries for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness taken as one period is not greater (A) for the period commencing on the date of this Indenture and ending December 31, 2004, 6.0:1.0 and (B) from and after January 1, 2005, 5.5:1.0. For purposes of determining the Consolidated Cash Flow Ratio for any period, pro forma effect shall be given to (i) the Incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was Incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the Incurrence, repayment or retirement of any other Indebtedness by Publishing and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was Incurred, repaid or retired at the beginning of such four-quarter period; (iii) in the case of Acquired Indebtedness, the related acquisition (as if such acquisition had been consummated on the first day of such four-quarter period); and (iv) any acquisition or disposition by Publishing and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale or any related repayment of Indebtedness, in each case since the first day of such four-quarter period (as if such acquisition or disposition had been consummated on the first day of such four-quarter period).

          For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any refinancing Indebtedness Incurred in the same currency as the Indebtedness being refinanced will be the Dollar Equivalent of the Indebtedness refinanced, except to the extent that (i) such Dollar Equivalent was determined based on a Currency Agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the Dollar Equivalent of such excess will be determined on the date such refinancing Indebtedness is Incurred.

          SECTION 10.09. Limitation on Restricted Payments. (a) Publishing will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(i) declare or pay any dividend or make any other distribution or payment on or in respect of Publishing’s Capital Stock (including dividends or distributions of the Capital Stock of any Subsidiary), or make any other payment to the direct or indirect holders (in their capacities as such) of Publishing’s Capital Stock (other than (x) the Permitted Distribution and (y) dividends or distributions payable in shares of Publishing’s Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

(ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of Publishing or any Capital Stock of any Affiliate of Publishing (other than Capital Stock of any Restricted Subsidiary or Capital Stock of a Person that is, or immediately following such repurchase will become a Restricted Subsidiary), or options, warrants or other rights to acquire such Capital Stock;

(iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than Subordinated Indebtedness owing by Publishing to any Restricted Subsidiary, by any Restricted Subsidiary to Publishing or by any Restricted Subsidiary to any other Restricted Subsidiary);

(iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (x) dividends and distributions on Preferred Stock of Restricted Subsidiaries or (y) dividends and distributions made to any Person on a pro rata basis consistent with the ownership interests in such Capital Stock to the owners of such Capital Stock, except that, in the case of the Capital Stock of a Restricted Subsidiary that has provided a Guarantee, (i) no Default or Event of Default shall have occurred and be continuing; and (ii) no holders of any other Indebtedness of Publishing or any Restricted Subsidiary shall have an Acceleration Right);

(v) Incur, create or assume any guarantee of Indebtedness of any Affiliate of Publishing (other than a Restricted Subsidiary of Publishing);

(vi) make any Restricted Investment in any Person; or

(vii) designate any Restricted Subsidiary as an Unrestricted Subsidiary;

(any of the payments described in paragraphs (i) through (vii) above, other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing; (2) no holders of any other Indebtedness of Publishing or any Restricted Subsidiary shall have an Acceleration Right; (3) immediately before and immediately after giving effect to such transaction on a pro forma basis, Publishing could

Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 10.08; and (4) the aggregate amount expended by Publishing and its Restricted Subsidiary (provided that, in the case of a Restricted Payment by a Restricted Subsidiary, such Restricted Payment is calculated for the purposes of this paragraph (4) by multiplying the amount of the Restricted Payment by the percentage of Publishing’s common equity interest in such Restricted Subsidiary at the time of such Restricted Payment) in connection with all Restricted Payments made subsequent to the Issue Date shall not exceed the sum of:

(A) Publishing’s Cumulative Credit (or, in the event such aggregate Cumulative Credit shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) from October 1, 2002; plus

(B) 100% of the Net Cash Proceeds received by Publishing from any Person (other than a Restricted Subsidiary) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of Publishing (excluding any such Net Cash Proceeds (1) from issuances and sales of Qualified Capital Stock where the purchase is financed directly or indirectly using funds borrowed from Publishing or any Subsidiary of Publishing, and (2) to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness of Publishing as set forth in (b)(ii) and (iii) below); plus

(C) 100% of the Net Cash Proceeds received by Publishing from any Person (other than from a Restricted Subsidiary) from the issuance or exercise of options or warrants on Qualified Capital Stock of Publishing subsequent to the Issue Date (except to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness of Publishing as set forth in (b)(ii) and (iii) below); plus

(D) 100% of the Net Cash Proceeds received after the Issue Date by Publishing from cash capital contributions made to Publishing (other than from a Restricted Subsidiary); plus

(E) 100% of the Net Cash Proceeds received by Publishing from any Person (other than from a Restricted Subsidiary) from the conversion into Qualified Capital Stock of convertible Indebtedness or convertible Preferred Stock issued and sold after the Issue Date; plus

(F) 100% of the aggregate net proceeds of any (1) sale or other disposition of Restricted Investments (which Investment was made after the Issue Date) made by Publishing or a Restricted Subsidiary of Publishing, (2) dividends or other distributions, whether liquidating or otherwise, from, or the sale of capital stock of, an Unrestricted Subsidiary, or (3) dividends or other distributions, whether liquidating or otherwise, from Restricted Investments (which Investment was made after the Issue Date); plus

(G) with respect to any Unrestricted Subsidiary that is redesignated by the Board of Directors as a Restricted Subsidiary, an amount equal to the lower of (x) the fair market value (as determined by a majority of the Independent Directors of the Board of Directors and evidenced by a Board Resolution) of Publishing’s or a Restricted

Subsidiary’s interest in such Unrestricted Subsidiary or (y) the amount of the original Investment by Publishing or such Restricted Subsidiary in such Unrestricted Subsidiary plus any additional Investment made in such Unrestricted Subsidiary after the date such Subsidiary was so designated; provided, that in determining the amount of the Investment by Publishing or such Restricted Subsidiary in (1) any Subsidiary designated as an Unrestricted Subsidiary as of the date of this Indenture, such amount shall be the fair market value of such Unrestricted Subsidiary as at the date of this Indenture, (2) any Restricted Subsidiary that is designated as an Unrestricted Subsidiary after the date of this Indenture, such amount shall be the fair market value of such Unrestricted Subsidiary as at the date of such designation, and (3) any Investment made in an Unrestricted Subsidiary after the date such Subsidiary was so designated, such amount shall be equal to the cash amount so invested or the fair market value of any property contributed; plus

(H) $30,000,000.

          (b) Notwithstanding the foregoing, and, in the case of clauses (ii) through (vi) below, so long as (1) there is no Default or Event of Default continuing and (2) no holders of any other Indebtedness of Publishing or any Restricted Subsidiary have an Acceleration Right, the foregoing provisions will not prohibit the following actions (clauses (i) through (vi) being referred to as “Permitted Payments”):

(i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;

(ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of Publishing in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Restricted Subsidiary) of other Qualified Capital Stock of Publishing; provided, that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clauses (4)(ii) and (4)(iii) of paragraph (a) of this Section;

(iii) any repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Restricted Subsidiary of Publishing) of any Qualified Capital Stock of Publishing; provided, that the Net Cash Proceeds from the issuance of such Qualified Capital Stock are excluded from clauses (4)(ii) and (4)(iii) of paragraph (a) of this Section;

(iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a “refinancing”) through the issuance of new Subordinated Indebtedness of Publishing; provided, that any such new Subordinated

Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if the Subordinated Indebtedness so refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such refinanced Indebtedness and any reasonable out-of-pocket expenses of Publishing Incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced;

(v) loans, advances, dividends or distributions to Hollinger International in amounts not to exceed $1,000,000 per year to permit Hollinger International to repurchase, redeem or otherwise acquire or retire any shares of its Capital Stock from employees, former employees or their estates upon disability, death, retirement or termination of employment; and

(vi) tax payments pursuant to a Tax Sharing Agreement to the extent that the aggregate amount of such payments do not exceed the aggregate amount of the tax payments that Publishing and the Restricted Subsidiaries would have been required to make if they alone constituted a single consolidated tax group.

          For purposes of this Section, if the Board of Directors designates a Restricted Subsidiary as an Unrestricted Subsidiary, a “Restricted Payment” shall be deemed to have been made in an amount equal to the fair value of the Investment of Publishing and its other Restricted Subsidiaries in such Unrestricted Subsidiary as determined by the Board of Directors with the concurrence of a majority of the Independent Directors (there being at least one Independent Director), whose good faith determination shall be conclusive. If a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be in an amount equal to the fair market value of the non-cash portion of such Restricted Payment as determined by the Board of Directors, whose good faith determination shall be conclusive.

          SECTION 10.10. Limitation on Transactions with Affiliates. Publishing will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of Publishing (other than Publishing or a Restricted Subsidiary) unless (a) such transaction or series of related transactions is on terms that are no less favorable to Publishing or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party and (b) with respect to any transaction or series of related transactions involving aggregate payments in excess of $5,000,000, Publishing delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the Independent Directors of the Board of Directors;

provided, that any transaction or series of related transactions otherwise permitted under this paragraph (other than any transaction or series of related transactions with respect to the making of any Restricted Payment permitted pursuant to Section 10.09 pursuant to which Publishing or any Restricted Subsidiary shall receive or render value exceeding $15,000,000 shall not be permitted unless, prior to the consummation of any such transaction or series of related transactions, Publishing shall have received an opinion, from an independent nationally recognized investment banking firm or firm experienced in the appraisal or similar review of similar types of transactions, that such transaction is fair to Publishing from a financial point of view; provided further, that this covenant shall not apply to (i) transactions or agreements as in effect or securities outstanding on the date of this Indenture (provided, that any amendment to any existing agreement, and any transaction pursuant to the Business Opportunities Agreement, shall require approval pursuant to this covenant; notwithstanding the foregoing, any amendment to the Services Agreement or the Business Opportunities Agreement shall only require the approval of a majority of the Independent Directors); (ii) directors’ fees approved by the Board of Directors; (iii) any employee benefit plan or arrangement entered into or made available to officers or other employees of Publishing or the Restricted Subsidiaries in the ordinary course of business; (iv) sales by Publishing and its Restricted Subsidiaries of their products in the ordinary course of business on arm’s-length terms; (v) tax payments pursuant to a Tax Sharing Agreement to the extent that the aggregate amount of such payments do not exceed the aggregate amount of the tax payments that Publishing and the Restricted Subsidiaries would have been required to make if they alone constituted a single consolidated tax group; (vi) loans, advances, dividends or distributions by Publishing to Hollinger International in amounts and for the purpose permitted by Section 10.09(b)(v); and (vii) payments made to The Ravelston Corporation Limited pursuant to the Services Agreement that constitute the reimbursement for the fair value (as determined by a majority of the Independent Directors serving on an Independent Committee) of services received by Publishing or a Restricted Subsidiary consistent with past practices.

          SECTION 10.11. Limitation on Liens. (a) Publishing will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

          (b) The foregoing limitation does not apply to:

(i) Liens securing Indebtedness incurred under the Senior Credit Facility that is permitted to be incurred under Section 10.08;

(ii) Liens existing on the Issue Date;

(iii) Liens granted after the Issue Date on any assets or Capital Stock of Hollinger International or its Restricted Subsidiaries created in favor of the Holders;

(iv) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to Hollinger International or a Restricted Subsidiary to secure Indebtedness owing to Hollinger International or such other Restricted Subsidiary;

(v) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (x) of the definition of “Permitted Indebtedness”; provided that such Liens do not extend to or cover any property or assets of Hollinger International or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(vi) Liens on any property or assets or capital stock of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under Section 10.08; or

(vii) Permitted Liens.

          SECTION 10.12. Limitation on Issuances of Guarantees of Indebtedness. (a) Publishing will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of Publishing (other than pursuant to the Senior Credit Facility) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a senior Guarantee of the Notes and if such Indebtedness of Publishing is by its terms pari passu with or expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be pari passu with or subordinated to such Restricted Subsidiary’s Guarantee to the same extent as such Indebtedness is pari passu with or subordinated to the Notes.

          (b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes that is provided pursuant to the foregoing paragraph may provide by its terms that it shall be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer, to any Person not an Affiliate of Publishing, of all of Publishing’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is in compliance with this Indenture, (ii) if the Restricted Subsidiary issuing such Guarantee ceases to be a Restricted Subsidiary or (iii) upon the release by the holders of the Indebtedness of Publishing described in paragraph (a) above of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness of Publishing or any Restricted Subsidiary has been guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

          SECTION 10.13. Limitation on Sale of Assets. (a) Publishing will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the proceeds from such Asset Sale are received in cash (provided, that the amount of (A) any Pari Passu Indebtedness of Publishing or Indebtedness of any such Restricted Subsidiary that is pari passu with any guarantee of the Notes (as shown on Publishing’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of

Publishing or any such Restricted Subsidiary that is assumed by the transferee of any asset in connection with any Asset Sale and (B) any deferred payment obligations received by Publishing or any such Restricted Subsidiary as proceeds of an Asset Sale that are concurrently with the Asset Sale converted into cash without recourse to Publishing or any of its Restricted Subsidiaries shall be deemed to be cash for purposes of this provision; provided further that, for purposes of this clause (i), “cash” shall include any cash proceeds received from the sale of securities received in an Asset Sale as long as at the time of such Asset Sale, Publishing or its Restricted Subsidiary, as applicable, has entered into a legally binding agreement for the sale of such securities and such securities are sold within 90 days of such Asset Sale; and provided further that, this clause (i) shall not apply to (x) Newspaper Businesses received by Publishing or a Restricted Subsidiary from the transferee as consideration for an Asset Sale (an “Asset Swap”) so long as, immediately before and immediately after giving effect to such transaction on a pro forma basis, Publishing could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 10.08, (y) a CST Real Estate Transaction or (z) a Permitted Real Estate Sale) and (ii) Publishing or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets sold (as determined by the Board of Directors of Publishing and evidenced by a Board Resolution). The value of any properties or assets (other than cash) received pursuant to an Asset Sale shall be determined by the Board of Directors of Publishing and evidenced by a Board Resolution; provided, that if the value of the asset which is the subject of the Asset Sale is in excess of $25,000,000, the value of the properties or assets received shall be determined by an independent nationally recognized investment banking firm or firm experienced in the appraisal or similar review of similar types of assets (provided, that for purposes of this sentence, any CST Real Estate Transaction (other than pursuant to an agreement in effect on the date of this Indenture) shall be deemed to involve an asset whose value exceeds $25,000,000).

          (b) Publishing will, and will cause its Restricted Subsidiaries to, apply 100% of the Net Cash Proceeds of any Asset Sale.

(i) first, (A) to the extent Publishing elects (or is required under the terms of such Indebtedness), to the permanent repayment of any Pari Passu Indebtedness outstanding as of the date of the Asset Sale as permitted or required by the terms thereof, (B) to the extent Publishing elects, to the reinvestment by Publishing or such Restricted Subsidiary in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of Publishing or its Restricted Subsidiaries existing on the date of this Indenture or in businesses reasonably related thereto, or (C) to the extent Publishing elects, to the making of an offer to purchase (an “Offer”), out of such amount of the Net Cash Proceeds as Publishing shall determine to allocate for such purpose (the “Allocated Proceeds”), a principal amount of Notes equal to the Notes Amount (as defined in clause (c) below) and (to the extent so required by the terms of the debt instrument governing such Indebtedness) a principal amount of Pari Passu Indebtedness equal to the Pari Passu Amount (as defined in clause (c) below), any such Offer pursuant to this clause (b)(i)(C) to be conducted in accordance with the procedures set forth in clause (c) below (substituting the term “Allocated Proceeds” in place of any reference therein to “Excess Proceeds”) and in this Indenture (with any Deficiency (as defined in clause (c) below) occurring after such Offer to be excluded from the calculation of

Excess Proceeds and treated the same as a Deficiency occurring after an Offer made using Excess Proceeds), any such application pursuant to clauses (A), (B) and (C) to be made within 12 months of receipt of such Net Cash Proceeds;

(ii) second, to the extent of the balance of such Net Cash Proceeds after application in accordance with clause (i) above, to make an Offer to purchase Notes pursuant to and subject to the conditions set forth below; provided however, that if Publishing elects (or is required by the terms of any Pari Passu Indebtedness), such Offer may be made ratably to purchase the Notes and any Pari Passu Indebtedness of Publishing (any Net Cash Proceeds from Asset Sales (excluding any Deficiency resulting from an Offer made using Allocated Proceeds pursuant to clause (b)(i)(C)) that are not applied as provided in clause (i) above shall constitute “Excess Proceeds”); and

(iii) third, to the extent of the balance of any Excess Proceeds after application in accordance with clauses (i) and (ii) above, for any general corporate purpose permitted pursuant to the terms of this Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clauses (i)(A), (i)(C) and (ii) above, Publishing or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

          (c) When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, Publishing shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (i) Publishing shall make an offer to purchase (an “Offer”) from all Holders in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered) and (ii) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, Publishing shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Note Amount; provided, that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100°% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the “Purchase Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth below. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a “Deficiency”), Publishing may use such Deficiency for any purpose not otherwise prohibited by this Indenture. Upon completion of the purchase of all Notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

          (d) Whenever the aggregate amount of Excess Proceeds received by Publishing exceeds $10,000,000, such Excess Proceeds shall, prior to the purchase of Notes or any Pari Passu Indebtedness described in paragraph (c) above, be set aside by Publishing in a separate account pending (i) deposit with the depository or a Paying Agent of the amount required to purchase the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer and (ii) delivery by Publishing of the Offered Price to the holders of the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer. Such Excess Proceeds may be invested in Temporary Cash Investments; provided, that the maturity date of any such investment made after the amount of Excess Proceeds equals or exceeds $10,000,000 shall not be later than the Purchase Date. Publishing shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments; provided, that Publishing shall not be entitled to such interest and shall not withdraw such interest from the separate account, if an Event of Default has occurred and is continuing.

          (e) If Publishing becomes obligated to make an Offer pursuant to paragraph (c) above, the Notes shall be purchased by Publishing, at the option of the Holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for Publishing to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.

          (f) Publishing shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

          (g) Publishing shall not, and shall not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the Issue Date as such Indebtedness may be refinanced from time to time or (ii) the Senior Credit Facility; provided, in each case, that such restrictions are no less favorable to the Holders than those existing on the date of this Indenture) that would expressly impair the ability of Publishing to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase.

          (h) Within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $10,000,000, Publishing shall send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at such Holder’s address appearing in the Note Register, a notice stating or including:

(i) that the Holder of such Notes has the right to require Publishing to repurchase, subject to proration, part or all of such Holder’s Notes at the Offered Price;

(ii) the Purchase Date;

(iii) the instructions a Holder of such Notes must follow in order to have its Notes purchased in accordance with paragraph (c) of this Section; and

(iv) (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of Publishing, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of Publishing filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports) (or in the event Publishing is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 10.17), (B) a description of material developments in Publishing’s business subsequent to the date of the latest of such Reports, (C) if material, appropriate pro forma financial information, and (D) such other information, if any, concerning the business of Publishing and its Restricted Subsidiaries which Publishing in good faith believes will enable such Holders to make an informed investment decision regarding the Offer;

(v) the Offered Price;

(vi) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.02;

(vii) that Notes must be surrendered at least three Business Days prior to the Purchase Date to the Paying Agent or to an office or agency referred to in Section 10.02 to collect payment;

(viii) that any Notes not tendered will continue to accrue interest and that unless Publishing defaults in the payment of the purchase price, any Note accepted for payment pursuant to the offer shall cease to accrue interest on and after the Purchase Date; and

(ix) the procedures for withdrawing a tender.

     (i)  Holders electing to have the Notes purchased hereunder will be required to surrender such Notes at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election to have their Notes purchased pursuant to this Section if Publishing receives, not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing such Holder’s election to have such principal amount of such Note purchased, and (5) the principal amount, if any, of such Note (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by Publishing.

     (j)  Publishing shall (i) not later than the Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Offer, (ii) not later than 11:00 a.m. (New York time) on the Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the

Purchase Date) sufficient to pay the aggregate Offered Price of all the Notes or portions thereof which are to be purchased on that date and (iii) not later than 11:00 a.m. (New York time) on the Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof have been accepted for payment by Publishing.

     The Trustee and the Paying Agent shall return to Publishing any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by Publishing with the Trustee or a Paying Agent in respect of an Offer exceeds the aggregate Offered Price of the Notes or portions thereof to be purchased, then the Trustee or a Paying Agent shall hold such excess for Publishing and (y) unless otherwise directed by Publishing in writing, promptly after the Business Day following the Purchase Date the Trustee or a Paying Agent shall return any such excess to Publishing together with interest or dividends, if any, thereon.

     (k)  Notes to be purchased shall, on the Purchase Date, become due and payable at the Offered Price and from and after such date (unless Publishing shall default in the payment of the Offered Price) such Notes shall cease to bear interest. The Offered Price shall be paid to such Holder promptly following the later of the Purchase Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by Publishing at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.08; provided, further that Notes to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Notes tendered for purchase, with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased. If any Note tendered for purchase in accordance with the terms of this Section shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (j) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Purchase Date at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent in accordance with the terms of this Section at the office of such Paying Agent (with, if Publishing or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Publishing and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and Publishing shall execute and pursuant to a Publishing Order the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

     SECTION 10.14. Purchase of Notes upon a Change of Control. (a) If a Change of Control shall occur at any time, each Holder with respect to Notes shall have the right to require that Publishing purchase such Holder’s Notes, pursuant to an offer described in subsection (b) of this Section (a “Change of Control Offer”), in whole or in part in integral multiples of $1,000, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), in accordance with the procedures set forth in paragraphs (b), (c), (d) and (e) of this Section.

     (b)  Within 30 days following any Change of Control, Publishing shall notify the Trustee thereof and give written notice (a “Change of Control Purchase Notice”) of such Change of Control to each Holder by first-class mail, postage prepaid, to the Trustee and to each Holder at his address appearing in the Note Register, stating or including:

A. that a Change of Control has occurred, the date of such event, and that such Holder has the right to require Publishing to repurchase such Holder’s Notes at the Change of Control Purchase Price;

B. the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control, if any);

C. that the Change of Control Offer is being made pursuant to Section 10.14(a) and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Offer Purchase Price;

D. the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as may be necessary for Publishing to comply with the requirements under the Exchange Act;

E. (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of Publishing, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of Publishing filed subsequent to such Quarterly Report (or in the event Publishing is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by Publishing pursuant to Section 10.17), (ii) a description of material developments in Publishing’s business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of Publishing and its Restricted Subsidiaries which Publishing in good faith believes will enable such Holders to make an informed investment decision regarding the Change of Control Offer;

F. the Change of Control Purchase Price;

G. the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.02;

H. that Notes must be surrendered at least three Business Days prior to the Change of Control Purchase Date to the Paying Agent at the Office of the Paying Agent or to an office or agency referred to in Section 10.02 to collect payment;

I. that the Change of Control Purchase Price for any Note which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Purchase Date;

J. the procedures for withdrawing a tender of Notes and Change of Control Purchase Notice;

K. that any Note not tendered will continue to accrue interest; and

L. that, unless Publishing defaults in the payment of the Change of Control Purchase Price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

     (c)  Upon receipt by Publishing of the proper tender of Notes, each Holder of a Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by Publishing at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.08. If any Note tendered for purchase in accordance with the provisions of this Section shall not be so paid upon surrender thereof by deposit of funds with the Paying Agent in accordance with paragraph (d) below, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have such Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the notice at least three Business Days prior to the Change of Control Purchase Date. Any such Notes that are to be purchased only in part shall be surrendered to a Paying Agent in accordance with the provisions of this Section at the office of such Paying Agent (with, if Publishing or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Publishing and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and Publishing shall execute and pursuant to a Publishing Order the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

     (d)  Publishing shall (i) not later than the Change of Control Purchase Date, accept for payment of Notes or portion thereof tendered pursuant to the Change of Control Offer, (ii) not later than 11:00 a.m. (New York time) on the Change of Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than 11:00 a.m. (New York time) on the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by Publishing. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase

Price of the Notes purchased from each such Holder. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at Publishing’s expense to the Holder thereof. Publishing will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section, Publishing shall choose a Paying Agent which shall not be Publishing.

     (e)  A tender made in response to a Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Notes to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 10.02 to which the related Change of Control Purchase Notice was delivered not later than three Business Days prior to the Change of Control Purchase Date specifying as applicable:

(1) the name of the Holder;

(2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

(3) the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(4) a statement that such Holder is withdrawing such Holder’s election to have such principal amount of such Note purchased; and

(5) the principal amount, if any, of such Note (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by Publishing.

     (f)  As provided in the Notes, the Trustee and the Paying Agent shall return to Publishing any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by either of them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by Publishing pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee or the Paying Agent shall hold such excess for Publishing and (y) unless otherwise directed by Publishing in writing, promptly after the Business Day following the Change of Control Purchase Date, the Trustee or the Paying Agent shall return any such excess to Publishing together with interest, if any, thereon.

     (g)  Publishing shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

     (h)  Notwithstanding the occurrence of a Change of Control, Publishing shall not be obligated to repurchase the Notes pursuant to a Change of Control Offer, or otherwise comply with this Section, if Publishing has elected to redeem all of the Notes in accordance with Article XI.

     Publishing shall not, and shall not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of this Indenture as such Indebtedness may be refinanced from time to time or (ii) the Senior Credit Facility, provided, in each case, that such restrictions are no less favorable to the Holders than those existing on the date of this Indenture) that would expressly impair the ability of Publishing to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

     SECTION 10.15. Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries. Publishing will not permit:

     (a)  any Restricted Subsidiary to issue any Capital Stock (other than to Publishing or any Restricted Subsidiary); or

     (b)  any Person (other than Publishing or a Restricted Subsidiary) to acquire any Capital Stock of any Restricted Subsidiary from Publishing or any Restricted Subsidiary,

except if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary or if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer be a Restricted Subsidiary and Publishing’s Investment in such Person after giving effect to such issuance or sale would have been permitted to be made under Section 10.09 as if made on the date of such issuance or sale (and such Investment shall be deemed to be an Investment made for the purposes of such covenant). The proceeds of any issuance or sale of such Capital Stock permitted hereby will be treated as Net Cash Proceeds from an Asset Sale and must be applied in accordance with the provisions of Section 10.13.

     SECTION 10.16. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. Publishing will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock to Publishing or any other Restricted Subsidiary, (b) pay any Indebtedness owed to Publishing or any other Restricted Subsidiary, (c) make any Investment in Publishing or (d) transfer any of its properties or assets to Publishing or any Restricted Subsidiary, except (i) any encumbrance or restriction pursuant to or in connection with the Senior Credit Facility as in effect on the date of this Indenture or any other agreement in effect on the date of this Indenture, (ii) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of Publishing on the date of this Indenture, in existence at the time such Person becomes a Restricted Subsidiary of Publishing and not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (iii) any encumbrance or restriction pursuant to or in connection with documents existing or securing any Permitted Subsidiary Indebtedness that is not materially more restrictive than the terms of any such restrictions existing on the date of this Indenture or the date such Subsidiary becomes a Restricted Subsidiary, as determined in good faith by an officer of Publishing, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Publishing or any Restricted Subsidiary and (v) any encumbrance or restriction existing under any amendments, modifications, restatements, renewals, supplements, replacements or refinancings of the agreements containing the encumbrances or restrictions in the foregoing clauses (i), (ii) and (iii); provided, that the terms and conditions of any such encumbrances or restrictions, taken as a whole, are not materially less favorable to the Holders than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

     SECTION 10.17. Provision of Financial Statements. Whether or not Hollinger International is subject to Section 13(a) or 15(d) of the Exchange Act, Hollinger International will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents that it would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d), including any information relating to Publishing as may be required by Regulation S-X under the Exchange Act or by the Commission, if it were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which it would have been required so to file such documents if it were so subject. Hollinger International will in any event (x) within 15 days of such Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which Publishing would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Hollinger International were subject to such Sections and (y) if filing such documents by Hollinger International with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of Notes at Publishing’s cost.

     SECTION 10.18. Statement by Officers as to Default. (a) Publishing will deliver to the Trustee, on or before a date not more than 45 days after the end of each fiscal quarter and not more than 90 days after the end of each fiscal year of Publishing ending after the date hereof, a written statement signed by two executive officers of Publishing, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of Publishing, stating whether or not, after a review of the activities of Publishing during such year or such quarter and of Publishing’s performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, Publishing has fulfilled all its obligations and is in compliance with all conditions and covenants under this Indenture throughout such year or quarter, as the case may be, and, if there has been a Default, specifying each Default and the nature and status thereof.

     (b)  When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of Publishing or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default, Publishing shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy an Officers’ Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what action Publishing is taking or proposes to take with respect thereto, within five Business Days of its occurrence.

     SECTION 10.19. Waiver of Certain Covenants. Publishing may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.05 through 10.13 and Sections 10.15 through 10.18 if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Publishing and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

     SECTION 10.20. Limitation on the Designation of Unrestricted Subsidiaries. (a) The Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary if (i) such action is in compliance with Section 10.09 of this Indenture and (ii) such action complies with the definition of “Unrestricted Subsidiaries”.

     (b)  The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been Incurred at the time of such action), Publishing could have Incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 10.08 of this Indenture.

ARTICLE XI

Redemption of Notes

     SECTION 11.01. Right of Redemption. The Notes may be redeemed, at the election of Publishing, as a whole or in part, at any time on or after December 15, 2006, subject to the conditions and at the Redemption Prices specified in the form of Note or in the indenture supplemental hereto with respect to the Notes as provided in Exhibit A, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record of the Notes on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates) to the extent that this Article does not conflict with the terms of the form of Note.

     SECTION 11.02. Applicability of Article. Redemption of Notes at the election of Publishing or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

     SECTION 11.03. Election to Redeem; Notice to Trustee. The election of Publishing to redeem any Notes pursuant to Section 11.01 shall be evidenced by a Publishing Order and an Officers’ Certificate. In case of any redemption at the election of Publishing, Publishing shall, not less than 30 nor more than 60 days prior to the Redemption Date fixed by Publishing (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of the Notes to be redeemed.

     SECTION 11.04. Selection by Trustee of Notes to be Redeemed. (a) If less than all the Notes are to be redeemed, the portions of the Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee (or such shorter period as the Trustee may agree upon), from the Outstanding Notes not previously called for redemption, by lot or such other method as the Trustee shall deem fair and reasonable, and the amounts to be redeemed may be equal to $1,000 or any integral multiple thereof, unless otherwise provided in the terms of the Notes.

     (b)  The Trustee shall promptly notify Publishing and the Note Registrar in writing of the Notes selected for redemption and, in the case of Notes selected for partial redemption, the principal amount thereof to be redeemed.

     (c)  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     SECTION 11.05. Notice of Redemption. (a) Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Note Register. All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) if less than all the Outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed;

(iv) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(vi) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof to be redeemed, and that (unless Publishing shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

(vii) the place or places where such Notes are to be surrendered for payment of the Redemption Price; and

(viii) the CUSIP number, if any, relating to such Notes.

     (b)  Notice of redemption of Notes to be redeemed at the election of Publishing shall be given by Publishing or at Publishing’s written request, by the Trustee in the name and at the expense of Publishing. If Publishing elects to give notice of redemption, it shall provide the

Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section.

     (c)  Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

     SECTION 11.06. Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on any Redemption Date, Publishing shall irrevocably deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and, except if the Redemption Date shall be an Interest Payment Date, accrued interest on, all the Notes or portions thereof which are to be redeemed on that date. The Trustee or the Paying Agent shall hold in trust for, and return to, Publishing promptly after the Business Day following the Redemption Date any interest or dividends, if any, earned on amounts deposited with the Trustee or the Paying Agent remaining after the payment of the aggregate Redemption Price for all Notes to be redeemed; provided that neither the Trustee nor the Paying Agent shall be under any obligation to place or invest such funds in an interest bearing account.

     SECTION 11.07. Notes Payable on Redemption Date. (a) Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless Publishing shall not have deposited funds in accordance with Section 11.06 in respect of the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by Publishing at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.08.

     (b)  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, by deposit or segregation of funds in accordance with Section 11.06, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Note.

     SECTION 11.08. Notes Redeemed or Purchased in Part. Any Note which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.02 (with, if Publishing, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Publishing, the Note Registrar or the Trustee as the case may be, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing), and Publishing shall execute, and pursuant to a Publishing Order the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed or purchased.

ARTICLE XII

Satisfaction and Discharge

     SECTION 12.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes herein expressly provided for) and the Trustee, on demand of and at the expense of Publishing, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (a)  either:

(i) all the Notes theretofore authenticated and delivered (other than (x) lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 3.07 and (y) Notes for whose payment United States dollars have theretofore been irrevocably deposited in trust by Publishing and thereafter repaid to Publishing or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation

(x) have become due and payable, or

(y) will become due and payable at their Stated Maturity within one year, or

(z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Publishing,

and Publishing has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest on the Notes at such Maturity, Stated Maturity or Redemption Date;

     (b)  Publishing has paid all other sums payable hereunder by Publishing; and

     (c)  Publishing has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each to the effect that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of Publishing to the Trustee under Section 6.07 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (ii) of Subsection (a) of this Section, the obligations of the Trustee under Section 12.02 and the last paragraph of Section 10.03 shall survive.

     SECTION 12.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all United States dollars deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such United States dollars have been deposited with the Trustee.

ARTICLE XIII

Guarantee

     SECTION 13.01. Hollinger International Guarantee. For value received, Hollinger International, in accordance with this Article XIII, hereby absolutely, unconditionally and irrevocably guarantees to the Trustee and the Holders, as if Hollinger International were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

     SECTION 13.02. Continuing Guarantee; No Right of Set-Off; Independent Obligation. (a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee (including the fees and expenses of its agents and counsel) or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Hollinger International covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture including those set forth in Article VIII and Section 10.17. Without limiting the generality of the foregoing, Hollinger International’s liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by Publishing under this Indenture and the Notes but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Publishing.

     (b)  Hollinger International hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

     (c)  Hollinger International guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Notes.

     (d)  Hollinger International’s liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to Hollinger International in the manner prescribed in Section 1.06 hereof.

     (e)  Except as provided herein, the provisions of this Article XIII cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by Hollinger International free of any conditions whatsoever and that no representations, warranties or promises have been made to Hollinger International affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by Publishing to Hollinger International.

     SECTION 13.03. Guarantee Absolute. The obligations of Hollinger International hereunder are independent of the obligations of Publishing under the Notes and this Indenture and a separate action or actions may be brought and prosecuted against Hollinger International whether or not an action or proceeding is brought against Publishing and whether or not Publishing is joined in any such action or proceeding. The liability of Hollinger International hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of Hollinger International hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

     (a)  any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of Publishing or any other Person under this Indenture or the Notes, or any agreement or instrument relating to any of the foregoing;

     (b)  any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, Publishing, Hollinger International or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Notes, including any increase or decrease in the Indenture Obligations;

     (c)  the taking of security from Publishing, Hollinger International or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

     (d)  the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of Hollinger International hereunder;

     (e)  the abstention from taking security from Publishing, Hollinger International or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

     (f)  any loss, diminution of value or lack of enforceability of any security received from Publishing, Hollinger International or any other Person, and including any other guarantees received by the Trustee;

     (g)  any other dealings with Publishing, Hollinger International or any other Person, or with any security;

     (h)  the Trustee’s or the Holders’ acceptance of or entering into any composition with Publishing or Hollinger International;

     (i)  the application by the Holders or the Trustee of all monies at any time and from time to time received from Publishing, Hollinger International or any other Person on account of any indebtedness and liabilities owing by Publishing or Hollinger International to the Trustee or the Holders, in such manner as the Trustee or the Holders deem best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any Collateral;

     (j)  the release or discharge of Publishing or Hollinger International or of any other Guarantor of the Notes or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Notes, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of Hollinger International hereunder;

     (k)  any change in the name, business, capital structure or governing instrument of Publishing or Hollinger International or any refinancing or restructuring of any of the Indenture Obligations;

     (l)  the sale of Publishing’s or Hollinger International’s business or any part thereof;

     (m)  subject to Section 13.14, any merger or consolidation, arrangement or reorganization of Publishing, Hollinger International, any Person resulting from the merger or consolidation of Publishing or Hollinger International with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of Publishing or Hollinger International;

     (n)  the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership or distribution of the assets of Publishing or its assets or any resulting discharge of any obligations of Publishing (whether voluntary or involuntary) or of Hollinger International or the loss of corporate existence;

     (o)  subject to Section 13.14, any arrangement or plan of reorganization affecting Publishing or Hollinger International;

     (p)  any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, Publishing or Hollinger International; or

     (q)  any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of Publishing or any other obligor under the Notes, or of any Collateral, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, Hollinger International.

     SECTION 13.04. Right to Demand Full Performance. In the event of any demand for payment or performance by the Trustee from Hollinger International hereunder, the Trustee or the Holders shall have the right to demand their full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations shall have been paid in full, and Hollinger International shall continue to be liable hereunder for any balance which may be owing to the Trustee (including the fees and expenses of its agent and counsel) or the Holders by Publishing under this Indenture and the Notes. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of their rights to such security upon foreclosure thereon, shall not, as between the Trustee and Hollinger International, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by Publishing or any part thereof.

     SECTION 13.05. Waivers. (a) Hollinger International hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the nonperformance, nonpayment, or nonobservance on the part of Publishing of any of the terms, covenants, conditions and provisions of this Indenture or the Notes or any other notice whatsoever to or upon Publishing or Hollinger International with respect to the Indenture Obligations. Hollinger International hereby acknowledges communication to it of the terms of this Indenture and the Notes and all of the provisions therein contained and consents to and approves the same. Hollinger International hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment.

     (a)  Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against Publishing, Hollinger International hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

(i) initiate or exhaust any rights, remedies or recourse against Publishing, Hollinger International or any other Person;

(ii) value, realize upon, or dispose of any security of Publishing or any other Person held by the Trustee or the Holders; or

(iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring or becoming entitled to demand payment from Hollinger International under this Guarantee.

     SECTION 13.06. Hollinger International Remains Obligated in Event Publishing Is No Longer Obligated to Discharge Indenture Obligations. It is the express intention of the Trustee and Hollinger International that if for any reason Publishing has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by Publishing or if any of the Indenture Obligations owing by Publishing to the Trustee or the Holders becomes irrecoverable from Publishing by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of Hollinger International contained in this Article XIII shall nevertheless be binding upon Hollinger International, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by Publishing have been discharged, or such earlier time as Section 4.02 shall apply to the Notes and Hollinger International shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

     SECTION 13.07. Waiver of Rights. Hollinger International agrees (to the extent permitted by law) that it hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, exoneration, contribution, indemnity or subrogation (whether contractual, under Section 509 of Title Eleven of the United States Code, under common law or otherwise) or any similar rights or “claims” (as such term is defined under Title Eleven of the United States Code), against Publishing or any Restricted Subsidiary arising from the existence of, or performance by, Hollinger International under this Guarantee.

     SECTION 13.08. Guarantee Is in Addition to Other Security. This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by Publishing and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of Hollinger International any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

     SECTION 13.09. Release of Security Interests. Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, Hollinger International hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of Hollinger International hereunder, shall not be affected by any and all releases for any purpose of any Collateral, if any, from the Liens and security interests created by any document relating thereto and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of Publishing or otherwise, all as though such payment had not been made.

     SECTION 13.10. No Bar to Further Actions. Except as provided by law, no action or proceeding brought or instituted under Article XIII and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article XIII and this Guarantee by reason of any further default or defaults under Article XIII and this Guarantee or in the payment of any of the Indenture Obligations owing by Publishing.

     SECTION 13.11. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies. (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article XIII and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

     (b)  Nothing contained in this Article XIII shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article V or to pursue any rights or remedies hereunder or under applicable law.

     SECTION 13.12. Trustee’s Duties; Notice to Trustee. (a) Any provision in this Article XIII or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of Hollinger International, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture.

     (b)  The Trustee shall not be required to inquire into the existence, powers or capacities of Publishing, Hollinger International or the officers, directors or agents acting or purporting to act on their respective behalf.

     (c)  Notwithstanding the provisions of this Article XIII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from Hollinger International; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Responsible Officer of the Trustee shall not have received any such notice from Hollinger International at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Responsible Officer of the Trustee shall have received an Officers’ Certificate to such effect.

     (d)  In the case at any time any Paying Agent other than the Trustee shall have been appointed by Publishing and be then acting hereunder, the term “Trustee” as used in this Article XIII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIII in addition to or in place of the Trustee; provided, however, that this Section shall not apply to Publishing or any Affiliate of Publishing if Publishing or such Affiliate acts as Paying Agent.

     SECTION 13.13. Successors and Assigns. All terms, agreements and conditions of this Article XIII shall extend to and be binding upon Hollinger International and its successors and permitted assigns and shall enure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that Hollinger International may not assign any of its rights or obligations hereunder other than in accordance with Article VIII.

     SECTION 13.14. Release of Guarantee. Concurrently with the payment in full of all of the Indenture Obligations, Hollinger International shall be released from and relieved of its obligations under this Article XIII. Upon the delivery by Publishing to the Trustee of an Officers’ Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by Publishing in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of Hollinger International from its obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of Hollinger International under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and Hollinger International shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

     This Guarantee shall terminate (a) upon a merger or consolidation of Hollinger International with Publishing, in accordance with Article VIII or (b) if after giving effect to a transaction or transactions permitted to be consummated pursuant to Article VIII, Hollinger International no longer owns any Capital Stock of Publishing.

     SECTION 13.15. Execution of Guarantee. To evidence the Guarantee, Hollinger International hereby agrees to execute a guarantee substantially in the form set forth in Exhibit A, to be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of Hollinger International by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

     SECTION 13.16. Payment Permitted by Hollinger International if No Default. Nothing contained in this Article, elsewhere in this Indenture or in any of the Notes shall prevent Hollinger International from making payments at any time of principal of, premium, if any, or interest on the Notes.

* * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

HOLLINGER INTERNATIONAL PUBLISHING INC.

By
Name:
Title:

Attest:
Name:
Title:

HOLLINGER INTERNATIONAL INC., solely in its capacity as Guarantor

By
Name:
Title:

Attest:
Name:
Title:

WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee hereunder

By
Name:
Title:

SCHEDULE 1

PERMITTED INDEBTEDNESS

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB

[Date]

Wachovia Trust Company, National Association
Corporate Trust Administration
920 King Street, Suite 102
Wilmington, DE 19801

Re: 9% Senior Notes due 2010 (the “Notes”) of
Hollinger International Publishing Inc. (the “Company”)

Ladies and Gentlemen:

     Reference is hereby made to the Indenture, dated as of December 23, 2002 (as amended and supplemented from time to time, the “Indenture”), among the Company, Hollinger International Inc. and Wachovia Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to the transfer of $     aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Note: which represents an interest in a Regulation S Global Note beneficially owned] by the undersigned (the “Transferor”), to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

     In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
TRANSFERS PURSUANT TO REGULATION S

[Date]

Wachovia Trust Company, National Association
Corporate Trust Administration
920 King Street, Suite 102
Wilmington, DE 19801

Re: 9% Senior Notes Due 2010 (the “Notes”) of
Hollinger International Publishing Inc. (the “Company”)

Ladies and Gentlemen:

     Reference is hereby made to the Indenture, dated as of December 23, 2002 (as amended and supplemented from time to time, the “Indenture”), among the Company, Hollinger International Inc. and Wachovia Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     In connection with the proposed sale of $     aggregate principal amount of the Notes [in the case of a transfer of an interest in a Rule 144A Global Note: which represents an interest in a Rule 144A Global Note beneficially owned] by the undersigned (the “Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (“Regulation S”), and, accordingly, we represent that:

(a) the offer of the Notes was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e) we are the beneficial owner of the principal amount of Notes being transferred.

     In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

2

EXHIBIT D

FORM OF RULE 144 CERTIFICATION

[Date]

Wachovia Trust Company, National Association
Corporate Trust Administration
920 King Street, Suite 102
Wilmington, DE 19801

Re: 9% Senior Notes Due 2010 (the “Notes”) of
Hollinger International Publishing Inc. (the “Company”)

Ladies and Gentlemen:

     Reference is hereby made to the Indenture, dated as of December 23, 2002 (as amended and supplemented from time to time, the “Indenture”), among the Company, Hollinger International Inc. and Wachovia Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     In connection with the proposed sale of $     aggregate principal amount of the Notes [in the case of a transfer of an interest in a Rule 144A Global Note: which represents an interest in a Rule 144A Global Note beneficially owned] by the undersigned (the “Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature